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                                                                   EXHIBIT 10.19

                        SECOND  AMENDED  AND  RESTATED

                               CREDIT  AGREEMENT




                                     AMONG




                          PROLER INTERNATIONAL CORP.,
                                  AS BORROWER


                                      AND


                         PROLERIZED STEEL CORPORATION,

                      PROLERIDE TRANSPORT SYSTEMS, INC.,

                     PROLER ENVIRONMENTAL SERVICES, INC.,

                            PROLER RECYCLING, INC.,
                                 AS GUARANTORS



                                      AND



                 TEXAS  COMMERCE  BANK  NATIONAL  ASSOCIATION



                 DATED  EFFECTIVE  AS  OF  DECEMBER  20,  1994

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                              TABLE  OF  CONTENTS
               SECOND AMENDED  AND  RESTATED  CREDIT  AGREEMENT

ARTICLE  I        DEFINITIONS; ACCOUNTING TERMS;
                  AND MISCELLANEOUS............................   1

    Section 1.01  Certain Defined Terms........................   1
    Section 1.02  Accounting Terms.............................  15
    Section 1.03  Types of Advances............................  15


ARTICLE  II       COMMITMENT AND TERMS OF
                  CREDIT.......................................  15

    Section 2.01  The Commitment; Letters of Credit;
                   Existing Letters of Credit..................  15
    Section 2.02  The Notes....................................  16
    Section 2.03  Making the Advances..........................  17
    Section 2.04  Conversions and Continuances.................  17
    Section 2.05  Interest Rate and Interest Payment
                   Dates.......................................  17
    Section 2.06  Interest Periods.............................  19
    Section 2.07  Interest Rate Not Ascertainable..............  20
    Section 2.08  Principal Payments of Advances...............  20
    Section 2.09  Computations; Payments on Non-
                   Business Days...............................  20
    Section 2.10  Set-Off, Counterclaims and Taxes.............  20
    Section 2.11  The Borrower Unconditionally
                   Liable......................................  21
    Section 2.12  Change in Legality...........................  21
    Section 2.13  Reserve Requirements; Change in
                   Circumstances...............................  21
    Section 2.14  Eurodollar Advance Prepayment and
                   Default Penalties...........................  23
    Section 2.15  Use of Letters of Credit and
                   Proceeds of Advances........................  24
    Section 2.16  Voluntary Prepayments........................  24
    Section 2.17  Mandatory Prepayments........................  24
    Section 2.18  Reduction of the Commitment..................  24
    Section 2.19  Fees.........................................  25
    Section 2.20  Letters of Credit and Existing Letters
                   of Credit...................................  25
    Section 2.21  Ratification.................................  28


ARTICLE  III      GUARANTY.....................................  28

    Section 3.01  Guaranty.....................................  28
    Section 3.02  Continuing Guaranty..........................  29
    Section 3.03  Effect of Debtor Relief Laws.................  30
    Section 3.04  Waiver of Subrogation........................  30
    Section 3.05  Subordination................................  30
    Section 3.06  Waiver.......................................  31
    Section 3.07  Full Force and Effect........................  31

ARTICLE  IV       CONDITIONS PRECEDENT.........................  31

    Section 4.01  Conditions Precedent to the Initial
                   Credit Event................................  31
    Section 4.02  Conditions Precedent to All Credit
                   Events......................................  34


ARTICLE  V        REPRESENTATIONS AND
                  WARRANTIES...................................  35

    Section 5.01  Organization.................................  35
    Section 5.02  Authority....................................  35
    Section 5.03  No Conflict..................................  35
    Section 5.04  Consents.....................................  35
    Section 5.05  Financial Condition; No Material
                   Adverse Change..............................  36
    Section 5.06  Litigation; Material Adverse Effect..........  36
    Section 5.07  Indebtedness.................................  36
    Section 5.08  No Margin Stock..............................  37
    Section 5.09  Accuracy and Completeness of
                   Information.................................  37
    Section 5.10  ERISA........................................  37
    Section 5.11  Government Regulation........................  37
    Section 5.12  Property.....................................  37
    Section 5.13  Payment of Taxes.............................  38
    Section 5.14  Insurance....................................  38
    Section 5.15  Subsidiaries; Joint Ventures.................  38
    Section 5.16  Patents......................................  38
    Section 5.17  Compliance with Statutes.....................  38
    Section 5.18  Labor Relations; Collective
                   Bargaining Agreements.......................  39
    Section 5.19  Liabilities..................................  40
    Section 5.20  Solvency.....................................  40
    Section 5.21  Default......................................  40


ARTICLE  VI       AFFIRMATIVE COVENANTS........................  41

    Section 6.01  Reporting Requirements.......................  41
    Section 6.02  Existence....................................  43
    Section 6.03  Maintenance of Properties;
                   Insurance...................................  43
    Section 6.04  Notice of Litigation.........................  44
    Section 6.05  Taxes; Claims................................  44
    Section 6.06  Notice of Default............................  44
    Section 6.07  Inspections..................................  44
    Section 6.08  Compliance with Laws; Notices................  45
    Section 6.09  Books and Records; Accounting
                   Systems and Principles......................  45
    Section 6.10  Ownership of Credit Parties..................  46
    Section 6.11  Further Assurances...........................  46
    Section 6.12  Performance of Loan Documents................  46
    Section 6.13  Activities of Joint Venture..................  46


ARTICLE  VII      NEGATIVE COVENANTS...........................  46

    Section 7.01  Liens........................................  46
    Section 7.02  Indebtedness.................................  48
    Section 7.03  Financial Covenants..........................  48

    Section 7.04  Consolidation, Mergers and Acquisitions;
                   Fundamental Changes.........................  48
    Section 7.05  Transactions with Affiliates.................  48
    Section 7.06  Use of Proceeds..............................  48
    Section 7.07  Compliance with ERISA........................  48
    Section 7.08  Limitation on Negative Pledge
                   Clauses.....................................  48
    Section 7.09  Investments..................................  51
    Section 7.10  Sale and Leaseback...........................  51
    Section 7.11  Capital Expenditures.........................  52
    Section 7.12  Limitation on Restrictions
                   Affecting Subsidiaries......................  52
    Section 7.13  Restricted Payments..........................  52
    Section 7.14  Other Business...............................  52
    Section 7.15  Joint Venture Agreements.....................  52
    Section 7.16  No Transfers to Affiliates...................  52


ARTICLE  VIII     DEFAULT AND REMEDIES.........................  53

    Section 8.01  Events of Default............................  53
    Section 8.02  Set-Off in Event of Default..................  55


ARTICLE  IX       MISCELLANEOUS................................  56

    Section 9.01  Amendments...................................  56
    Section 9.02  Notices......................................  56
    Section 9.03  Costs, Expenses and Taxes....................  57
    Section 9.04  Binding Effect; Successors and
                   Assigns.....................................  58
    Section 9.05  Independent of Covenants.....................  58
    Section 9.06  Survival of Representations and
                   Warranties..................................  58
    Section 9.07  Separability.................................  58
    Section 9.08  No Waiver; Remedies..........................  58
    Section 9.09  Counterparts.................................  58
    Section 9.10  Governing Law................................  58
    Section 9.11  Limitation on Interest.......................  59
    Section 9.12  Indemnification..............................  60
    Section 9.13  Notice and Defense of Claims.................  62
    Section 9.14  Limitation by Law............................  63
    Section 9.15  Interpretation...............................  63
    Section 9.16  Waiver of Texas Deceptive Trade
                   Practices Act...............................  64
    Section 9.17  Releases.....................................  65
    Section 9.18  Final Agreement of the Parties...............  65
    Section 9.19  Effect of Agreement..........................  65

Exhibits:

    Exhibit  1.01-A  Form of Borrowing Base Certificate
    Exhibit  1.01-B  Form of Outstanding Letters of Credit and Acceptance
    Exhibit  1.01-C  Form of Consent of Joint Venture
    Exhibit  1.01-D  Description of the Deeds of Trust
    Exhibit  2.02-A  Form of Note A
    Exhibit  2.03    Form of Borrowing Request
    Exhibit  2.20    Form of Letter of Credit Request
    Exhibit  5.06    Litigation
    Exhibit  5.07    Indebtedness
    Exhibit  5.15    Existing Corporations and Joint Ventures
    Exhibit  5.18    Existing Collective Bargaining Agreements
    Exhibit  7.01(b) Permitted Liens
    Exhibit  7.09    Permitted Investments

                          SECOND AMENDED AND RESTATED
                               CREDIT  AGREEMENT

           This SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated effective as of December 20, 1994, is entered into by and among PROLER INTERNATIONAL CORP., a Delaware corporation (the "Borrower"), PROLERIZED STEEL CORPORATION, a Texas corporation, PROLERIDE TRANSPORT SYSTEMS, INC., a Texas corporation, PROLER ENVIRONMENTAL SERVICES, INC., a Delaware corporation and PROLER RECYCLING, INC., a Delaware corporation (collectively, the "Guarantors" and together with the Borrower collectively, the "Credit Parties"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                             PRELIMINARY STATEMENT

           The Borrower and the Bank entered into a First Amended and Restated Credit Agreement, joined in by all of the Guarantors dated as of August 31, 1993 (as amended by a First Amendment dated October 31, 1994 and a Second Amendment dated November 30, 1994, the "1993 Agreement") whereby the Bank agreed to make available to the Borrower a line of credit for general working capital purposes up to $15,000,000.00 and to issue letters of credit for the account of Borrower up to $7,000,000.00. The Borrower has requested the Bank to modify and extend the 1993 Agreement and amend certain other provisions of the 1993 Agreement. Accordingly, the Borrower, the Guarantors and the Bank have agreed to amend and restate the 1993 Agreement in its entirety and to modify the Notes and Security Documents.

           NOW THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Borrower, the Guarantors and the Bank hereby agree as follows:


                                   ARTICLE I

                DEFINITIONS, ACCOUNTING TERMS AND MISCELLANEOUS

           Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

           "Advances" is defined in Section 2.01(a).

           "Affiliate" means, when used with respect to any Person, any other Person which controls or is controlled by or is under common control with such Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or partnership or ownership interests or otherwise).

           "Agreement" means this Second Amended and Restated Credit Agreement, as the same may from time to time be amended, supplemented, modified or restated.

           "Application" means an application, in such form as the Bank may specify from time to time, requesting the Bank to open a Letter of Credit.

           "Appraisal" means, collectively, an appraisal of each of the Mortgaged Properties in form and substance satisfactory to the Bank.

           "Assurance" means, as to any Person, all obligations, contingent or otherwise, of such Person guaranteeing or in effect guaranteeing in any manner, whether directly or indirectly, any Indebtedness of any other Person (the "primary obligor") including, without limitation, obligations of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof; provided that such obligations are entered into by such Person directly with the primary obligee or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect such owner against loss in respect thereof; provided that the term Assurance shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

           "Authorized Officer" means the Chief Executive Officer, Chief Financial Officer, Controller, Chief Operating Officer or Treasurer of the Borrower or such other officer approved by the Bank for the task indicated.

           "Bank" is defined in the introduction to this Agreement.

           "Board" means the Board of Governors of the Federal Reserve System of the United States.

           "Board of Directors" means the Board of Directors of the Borrower.

           "Borrower" is defined in the introduction to this Agreement.

           "Borrowing Base" means, at any date of determination for Advances (other than for purposes of issuing a Letter of Credit or an Existing Letter of Credit), an amount equal to the sum of (a) 50% of the Market Value of all Eligible Proler Inventory or Eligible Joint Venture Inventory consisting of Processed Scrap, plus (b) $25.00 per Gross Ton of all other Eligible Proler Inventory or Eligible Joint Venture Inventory, plus (c) 50% of the Eligible Joint Venture Receivables, plus (d) 80% of the Eligible Proler Receivables; provided, that the Borrowing Base calculation shall be reduced by an additional 33% in respect of any assets of Hugo Neu Proler Company or Prolerized New England Company or any other Joint Venture which becomes a Joint Venture in accordance with the definition thereof after the Effective Date and the Joint Venture Agreement with respect to which requires the consent of the venture partner for the collateral assignment of the right to receive distributions from the Joint Venture, unless and until a fully executed original of a consent by the venture partner of the relevant Joint Venture substantially in the form of Exhibit 1.01(C) hereto is delivered to the Bank (the "Consent") and an appropriate amendment to this Agreement, the Security Agreement, the UCC-1 financing statements and such other documents as the Bank may reasonably request, granting to the Bank a lien and security interest, consistent with the relevant Consent, in the right to distributions of cash and profits by said Joint Venture of the appropriate Credit Party is delivered to the Bank.

           For issuance (but not funding) of a Letter of Credit or an Existing Letter of Credit, the Borrowing Base shall be an amount equal to 60% of the market value, as set forth in the Appraisals, of all of the Mortgaged Properties; provided, that if such Borrowing Base for issuance of Letters of Credit is fully utilized, and to the extent there is availability under the Borrowing Base with respect to Advances, said availability may be utilized to support the issuance of Letters of Credit up to the L/C Limit.

           "Borrowing Base Certificate" means a certificate in the form of
      Exhibit 1.01-A hereto, duly completed and executed by an Authorized Officer and accompanied by an accounts receivable aging schedule and a description by type and amount of the inventory included in the Borrowing Base, in each case in form and substance satisfactory to the Bank.

           "Borrowing Base Deficiency" means, at any time, (a) with respect to Advances, the amount, if any, by which (i) the aggregate principal amount of all Advances then outstanding exceeds (ii) the Borrowing Base for Advances and (b) with respect to Letters of Credit and Existing Letters of Credit, the amount, if any, by which (i) the sum of the undrawn amount of all outstanding Letters of Credit and Existing Letters of Credit exceeds
      (ii) the Borrowing Base for Letters of Credit.

           "Borrowing Date" means, when used with respect to any Advance or Letter of Credit, the date upon which the proceeds of such Advance are made available to the Borrower, or the date upon which any Letter of Credit is issued.

           "Borrowing Request" is defined in Section 2.03.

           "Business Day" means a day of the year on which national banking associations are not authorized or required to close in Houston, Texas.

           "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) in respect of which such Person's obligations as lessee under such lease or rental agreement constitute obligations which shall have been or should be, in accordance with GAAP, capitalized on the balance sheet of such Person.

           "Claim" is defined in Section 9.17.

           "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

           "Commercial Letter of Credit" is defined in Section 2.20(a).

           "Commitment" means $15,000,000 from and including the Effective Date to June 30, 1996; provided that during the Commitment Period, the Bank shall also issue Letters of Credit up to the amount of the L/C Limit pursuant to the terms hereof and such issuance shall not constitute a reduction of the Commitment.

           "Commitment Fee" is defined in Section 2.19(a).

           "Commitment Period" is defined in Section 2.01(a).

           "Commonly Controlled Entity" means, with respect to any Person, any Person which is a member of a controlled group of corporations and trades or businesses (whether or not incorporated) (as such term is used in (S) 414(b) or (s)414(c) of the Code) of which such Person is also a member.

           "Communications" is defined in Section 9.02.

           "Consent" is defined in the definition of Borrowing Base.

           "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during such period that are required to be included in property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

           "Consolidated Current Assets" means, at any time, the current assets of the Borrower and its Subsidiaries determined on a consolidated basis.

           "Consolidated Current Liabilities" means, at any time, the current liabilities of the Borrower and its Subsidiaries determined on a consolidated basis.

           "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period taken as a single accounting period computed in accordance with GAAP.

           "Consolidated Net Worth" means, at any date of determination thereof, the consolidated net worth of the Borrower and its Subsidiaries on the Effective

      Date computed in accordance with GAAP plus cumulative Consolidated Net Income for the period (taken as one accounting period) from the Effective Date to such date.

           "Credit Event" means and includes the making of an Advance and the issuance of a Letter of Credit.

           "Credit Parties" is defined in the introduction to this Agreement.

           "Debtor Relief Laws" means the Bankruptcy Code of the United States and all other applicable state or federal dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

           "Deeds of Trust" means those certain Deeds of Trust covering the Mortgaged Properties executed by the appropriate Credit Parties dated as of August 31, 1992 and described on Exhibit 1.01-D hereto.

           "Default" means an event which with the giving of notice or the lapse of time or both could, unless cured or waived, become an Event of Default.

           "Default Rate" is defined in Section 2.05(e).

           "EBITDA" means, for any period, the Consolidated Net Income for such period, before interest income, interest expense, depreciation, amortization and provision for taxes and without giving effect to any extraordinary gains or gains from sales of assets (other than sales of inventory in the ordinary course of business).

           "Effective Date" means the time and Business Day on which the conditions set forth in Article IV are satisfied or waived pursuant to
      Section 9.01.

           "Eligible Inventory" means, with respect to any Person at the time any determination thereof is to be made, Inventory of such Person consisting of Processed Scrap or Unprocessed Scrap which meets each of the following criteria at such time:

                 (a)   such Person shall have good title to such Inventory;

                 (b) the Bank shall have been granted a perfected first priority security interest in such Inventory except for Eligible Joint Venture Inventory, it being agreed that the Bank shall not have a security interest therein; and

                 (c) such Inventory shall be within the United States or the Virgin Islands.

           "Eligible Joint Venture Inventory" means, as to each Joint Venture, the Eligible Inventory of such Joint Venture multiplied by the aggregate percentage that all Credit Parties own in the equity or, if different, the right to the profits of such Joint Venture pursuant to the applicable Joint Venture Agreement; provided, that the total of all items making up a part of the Borrowing Base that consist either of Eligible Joint Venture Inventory or Eligible Joint Venture Receivables shall not exceed, for any Joint Venture, the maximum amount allowed to be distributed to the Bank in any Consent executed in respect of such Joint Venture.

           "Eligible Joint Venture Receivables" means, as to each Joint Venture, the Eligible Receivables of such Joint Venture multiplied by the aggregate percentage that all Credit Parties own in the equity or, if different, the right to the profits of such Joint Venture pursuant to the applicable Joint Venture Agreement; provided, that the total of all items making up a part of the Borrowing Base that consist either of Eligible Joint Venture Inventory or Eligible Joint Venture Receivables shall not exceed, for any Joint Venture, the maximum amount allowed to be distributed to the Bank in any Consent executed in respect of such Joint Venture.

           "Eligible Proler Inventory" means all of the Eligible Inventory of the Borrower and its Subsidiaries, excluding any Joint Venture.

           "Eligible Proler Receivables" means all of the Eligible Receivables of the Borrower and its Subsidiaries, excluding any Joint Venture.

           "Eligible Receivable" means, with respect to any Person at the time any determination thereof is to be made, a Receivable of such Person which complies with each of the following criteria at such time:

                 (a) which remains unpaid less than 60 days from the date of invoice thereof, it being agreed that funds due from account debtors and collected by Hugo Neu Corporation are not deemed paid until funds are received from Hugo Neu Corporation;

                 (b) which is due from an account debtor whose principal place of business is located within the United States or the Virgin Islands unless (i) such Receivable is backed 100% by a letter of credit issued or confirmed by a bank having a long term debt rating of at least BBB or better by Standard & Poor's Ratings Group or Baa or better by Moody's Investors Services or (ii) such account debtor has previously been approved in a writing (which approval has not been withdrawn) by the Bank as an eligible foreign account debtor for purposes of this Agreement;


                 (c) which is not due from a Subsidiary or an Affiliate of such Person;

                 (d)   which is payable in U. S. Dollars;

                 (e) which is not due from an account debtor who is insolvent or is the subject of any proceeding under any Debtor Relief Laws;

                 (f) as to which the Bank has a perfected first priority security interest except for Eligible Joint Venture Receivables, it being agreed that the Bank shall not have a security interest therein; and

                 (g) as to which Receivable the account debtor shall have not asserted a default on the part of such Person or otherwise indicated a dispute or refusal to make payments on such Receivable.

           "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "applicable claims"), including (a) any and all applicable claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all applicable claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.


           "Environmental Laws" means any and all laws, statutes, rules, ordinances, codes, licenses, permits, regulations, orders, approvals authorizations, judgments, decisions or determinations of any governmental authority pertaining to health or the environment in effect in any and all jurisdictions in which the property of the Borrower or any of its Subsidiaries is located, including, the Clean Air Act, 42 U.S.C. (S)(S) 7401-7626, the Comprehensive Environmental, Response, Compensation, and Liability Act, 42 U.S.C. (S)(S) 9601-9675, the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801-1813 the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651-678, the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901-6992, the Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f-300j, the Toxic Substances Control Act, 15 U.S.C.
      (S)(S) 2601-2671, the Superfund Amendment and Reauthorization Act of 1986 and other environmental conservation and environmental protection laws, as any of the same may be amended from time to time.

           "Environmental Reports" means, collectively, a Phase I environmental audit and report of each of the Mortgaged Properties in form and substance satisfactory to the Bank.

           "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

           "Eurocurrency Liabilities" has the meaning specified in Regulation D in effect from time to time.

           "Eurodollar Lending Office" means the office designated by the Bank from time to time as its Eurodollar Lending Office.

           "Eurodollar Rate" means, with respect to any Eurodollar Rate Advance, the rate (rounded to the nearest 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the entire portion of such Advance and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the Bank by prime banks in whatever Eurodollar interbank market may be selected by the Bank in its sole and absolute discretion at the time of determination and in accordance with the then usual practice in such market at approximately 10:00 a.m. (Houston, Texas time) two Business Days prior to the commencement of such Interest Period.

           "Eurodollar Rate Advance" means any Advance bearing interest at a rate determined by reference to the Eurodollar Rate.

           "Events of Default" is defined in Section 8.01.

           "Existing Letters of Credit" means the letters of credit in the total maximum amount of $6,215,394.00 heretofore issued by the Bank and listed on Exhibit 1.01B hereto.

           "Existing L/C Obligations" means, at any time, an amount equal to the sum at such time of (a) the aggregate undrawn amount of the Existing Letters of Credit plus (b) the aggregate amount of drawings under Existing Letters of Credit which have not then been reimbursed pursuant to Section 2.20.

           "Extended Termination Date" is defined in the term "Termination
      Date."

           "GAAP" means Generally Accepted Accounting Principles, consistently applied.

           "Government Securities" means readily marketable direct full faith and credit obligations of the United States or obligations unconditionally guaranteed by the full faith and credit of the United States.

           "Gross Ton" means a unit of weight equal to 2,240 pounds.

           "Guaranteed Obligations" is defined in Section 3.01.

           "Guarantors" is defined in the introduction to this Agreement.

           "Guaranty" means the guaranty contained in Article III.

           "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain or contained electric fluid containing polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

           "Highest Lawful Rate" means, at any date, the maximum nonusurious interest rate that may under applicable law then be contracted for, charged, received, taken or reserved by the Bank in connection with the Obligations.

           "Indebtedness" of any Person means, without duplication: (a) any obligation of such Person for borrowed money, including: (i) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, (ii) any obligation of such Person in respect of letters of credit and (iii) any obligation for borrowed money which is non-recourse to the credit of such Person to the extent that it is secured by any asset of such Person, (b) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (c) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person's business that have been outstanding less than ninety (90) days since the date of the related invoice or, if longer, which are, in good faith, being disputed by the obligor, and for which appropriate reserves have been set aside, (d) the present value at ten percent (10%) per annum of all Capital Leases of such Person, (e) Assurances of such Person, (f) any Indebtedness of another Person to the extent secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person and (g) any Indirect Indebtedness of such Person.

           "Indemnified Persons" is defined in Section 9.12.

           "Indirect Indebtedness" of a Person means (a) the Indebtedness of a partnership in which such Person is a general partner and (b) the amount of any liability of such Person created by the Indebtedness of a joint venture in which such Person is a joint venturer.

           "Interest Period' has the meaning specified in Section 2.06.

           "Inventory" means, with respect to any Person as of the date of any determination thereof, all "inventory" (as defined in the Uniform Commercial Code in effect in any jurisdiction) in which such Person may now or hereafter have an interest wherever located, and shall also mean and include all goods, merchandise, raw materials and other materials and supplies, work in process, finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto, and other tangible personal property presently existing or hereafter acquired by such Person and held for sale or lease or furnished or to be furnished under contracts for services or used or consumed in the business of such Person.

           "Investment" means any investment so classified under GAAP made by stock purchase, capital contribution, loan or advance or by purchase of property or otherwise.

           "Joint Venture Agreements" is defined in Section 5.15(b).

           "Joint Ventures" means the joint ventures and corporations in existence on the date hereof and set forth on Exhibit 5.15 hereof and each other joint venture or other similar business entity in which the Borrower or any of its wholly-owned Subsidiaries becomes a participant from and after the Effective Date, in each case, for so long as any such joint venture, corporation or other business entity shall remain in existence and the Borrower or any of its Subsidiaries has an interest therein.

           "L/C Fees" means the fees described in Sections 2.19(b) and 2.19(c).

           "L/C Limit" means, subject to the limitations of the Borrowing Base in respect of Letters of Credit, an amount equal to $7,000,000, as such amount may be reduced or terminated pursuant to Section 2.18.

           "L/C Obligations" means, at any time, an amount equal to the sum at such time of (a) the aggregate undrawn amount of the Existing Letters of Credit or Letters of Credit then outstanding plus (b) the aggregate amount of drawings under Existing Letters of Credit or Letters of Credit which have not then been reimbursed pursuant to Section 2.20(c).

           "Letter of Credit Request" is defined in Section 2.20(b).

           "Letters of Credit" is defined in Section 2.01(a).

           "Lien" means, when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any conditional sale agreement, Capital Lease or other title retention agreement.

           "Loan Documents" means this Agreement, the Notes, the Applications, the Security Documents and all other agreements, instruments and documents, including security agreements, notes, warrants, guaranties, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, collateral assignments, letter agreements, contracts, notices, leases, amendments, financing statements, letter of credit applications and reimbursement agreements and all other writings heretofore, now or hereafter executed by or on behalf of any Credit Party, any of their respective Affiliates or any other Person in connection with or relating to this Agreement, the Letters of Credit and the Existing Letters of Credit together with all agreements, instruments and documents in favor of the Bank to which any such Person is a party referred to therein or contemplated thereby.

           "Margin" means, in respect of Eurodollar Rate Advances, 2.75%.

           "Market Value" means, at the time of determination, the weekly shredded scrap price composite and the weekly steel scrap price composite published in the most recent daily American Metal Market publication available.

           "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, business prospects or financial condition of the Credit Parties, taken as a whole, or (b) the material impairment of the ability of the Credit Parties, taken as a whole, to perform timely their Obligations under the Loan Documents to which they are a party.

           "Mortgaged Properties" means the real properties described in the Deeds of Trust which are still owned by the Borrower.

           "Mortgagee Policies" is defined in Section 4.01(h).

           "Note A" is defined in Section 2.02(a).

           "Note B" means that certain Revolving Credit Note dated August 31, 1992 in the original principal amount of $10,000,000, executed by the Borrower and made payable to the order of the Bank, as amended by the Note and Deed of Trust Modification Agreement, together with all other modifications, extensions, renewals and rearrangements thereof.

           "Note and Deed of Trust Modification Agreement" means that certain Promissory Note and Deed of Trust Modification and Extension Agreement dated of even date herewith, executed by the appropriate Credit Parties and in form and substance satisfactory to the Bank extending and modifying Note B.

           "Notes" and "Note" mean, collectively, (a) Note A and (b) Note B and individually either of the Notes referred to in (a) and (b) above.

           "Notice of Conversion" is defined in Section 2.04.

           "Obligations" means all present and future obligations of every kind or nature of any Credit Party at any time and from time to time owed to the Bank under the Loan Documents (including the L/C Obligations and the Existing L/C Obligations), whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or non-contingent, including obligations of performance as well as obligations of payment, and including, to the extent permitted by applicable Debtor Relief Laws, interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against any Credit Party.

           "Patent Security Agreement" means that certain Patent Security Agreement dated as of August 31, 1992 by and between Proler Environmental Services, Inc. and the Bank.

           "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

           "Perfection Certificate" is defined in the Security Agreement.

           "Permitted Investments" means, when used in connection with any Person, the Person's Investments in:

                 (a) Government Securities due within one year of the making of the Investment;

                 (b) readily marketable direct obligations of any state of the United States or any political subdivision of any such state given on the date of such investment a credit rating of at least Aa by Moody's Investors Service or AA by Standard & Poor's Ratings Group, in each case, due within one year from the making of the Investment;

                 (c) certificates of deposit issued by or money market deposits with the Bank or with any other bank or trust company organized under the laws of the United States or any state thereof or Canada and having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements);

                 (d) commercial paper rated at least P-1 or A-1 by Moody's Investors Service or Standard & Poor's Ratings Group, respectively; or

                 (e) mutual funds regularly traded within the United States whose investments are limited to those described in (a) through (d), above.

           "Permitted Liens" means (a) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgagee Policies in respect thereof and found acceptable by the Bank in its sole discretion, (b) as to any particular Mortgaged Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which are not unusual with respect to property similar in character to such Mortgaged Property and which do not, in the reasonable opinion of the Bank, materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the Lien held by the Bank, (c) municipal and zoning ordinances, which are not violated by the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Deeds of Trust), (d) general real estate taxes and assessments not yet delinquent, (e) Liens permitted under Section 7.01 except for subparagraph (f) thereof and to the extent and only for the period affecting the respective Mortgaged Property or assets and (f) such other items as the Bank may consent to.

           "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

           "Plan" means any employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
      Section 412 of the Code and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

           "Pledge Agreement" means the Pledge Agreement dated as of August 31, 1992 by and between the Borrower and the Bank.

           "Prime Rate" means, as of any particular date, the prime rate per annum most recently announced by the Bank as its prime rate of interest per annum and thereafter entered in the minutes of the Bank's loan and discount committee automatically fluctuating upward or downward, as the case may be, on the day of each announcement without special notice to the Borrower or any other Person. The Borrower acknowledges that the Prime Rate may not be the Bank's best or lowest rate, or favored rate, and any statement, representation or warranty in that regard or to that effect is hereby expressly disclaimed by the Bank.

           "Prime Rate Advance" means any Advance bearing interest at the Prime Rate.

           "Processed Scrap" means scrap metal which has been prepared, sheared, cleaned and/or separated into its ferrous and non-ferrous components and is available for sale in its present condition.

           "Receivable" means, as to any Person as at any date of determination thereof, the unpaid principal portion of the obligation of any customer of such Person to pay to such Person in respect of any services performed by such Person or Inventory purchased from and shipped or caused to be shipped by such Person, net of any credits, rebates or offsets owed to such customer by such Person. For purposes hereof, a credit or rebate paid by check or draft of such Person shall be deemed to be outstanding until such check or draft shall have been debited to the respective account of such Person on which such check or draft was drafted or drawn.

           "Regulation D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

           "Regulation G" means Regulation G of the Board (respecting margin credit extended by Persons other than banks, brokers and dealers), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

           "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

           "Regulation X" means Regulation X of the Board (respecting the borrowers who obtain margin credit) as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

           "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

           "Reserve Percentage" means, for any Interest Period, the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage is so applicable, the daily average for such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserves) for the Bank in respect of liabilities or assets consisting of or including Eurocurrency Liabilities.

           "Restricted Payment" means, with respect to any Person:

                 (a) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, any shares of such Person (other than one payable solely in its shares); or

                 (b) (i) any payment or distribution on account of the purchase, redemption or other retirement of any shares of such Person, or of any warrant, option or other right to acquire such shares, or any other payment or distribution (other than pursuant to a dividend theretofore declared or liability theretofore incurred as specified in subsection (a)), made in respect thereof, either directly or indirectly, or (ii) the purchase, redemption or other retirement of shares of such Person in exchange for, or out of the net cash proceeds received by such Person from a substantially concurrent sale of, other shares of such Person.

           "Security Agreement" means the Security Agreement dated as of August 31, 1992 by and between the Credit Parties and the Bank.

           "Security Documents" means the Pledge Agreement, the Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Deeds of Trust and the Note and Deed of Trust Modification Agreement.

           "Standby Letter of Credit" is defined in Section 2.20(a).

           "Subsidiary" of any Person means and includes (a) any corporation or limited liability company more than 50% of whose stock is at the time owned by such Person directly or indirectly through its Subsidiaries and
      (b) any
      partnership, association or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time, but specifically excluding any Joint Ventures.

           "Termination Date" means June 30, 1996 or the earlier termination in whole of the Commitment of the Bank or its obligation to issue Letters of Credit pursuant to Section 2.18 or Section 8.01; provided, however, if on June 30, 1996 any Existing Letter of Credit or Letter of Credit outstanding on such date contains an expiration date later than such date, the Termination Date shall be extended to the latest expiration date of any such Letter of Credit but not later than December 31, 1996 (such date being the "Extended Termination Date") solely for the purpose of funding drawings under Section 2.20(c) hereof, paid by the Banks pursuant to any such Existing Letter of Credit or Letter of Credit.

           "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised from time to time.

           "United States" and "U.S." each means the United States of America.

           "Unprocessed Scrap" means scrap metal which has been purchased but has not been processed for sale in its present condition.

           "Unutilized Commitment" means, at any time, (a) an amount equal to the Commitment minus the outstanding Advances plus (b) the L/C Limit minus the sum of all outstanding Letters of Credit and Existing Letters of Credit not yet drawn upon.

           Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section
5.05. The books and records of the Borrower shall be kept, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP.

           Section 1.03. Types of Advances. Advances hereunder are distinguished by "Type." The Type of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or a Prime Rate Advance.


                                  ARTICLE II

                        COMMITMENT AND TERMS OF CREDIT

           Section 2.01. The Commitment; Letters of Credit; Existing Letters of Credit. (a) (i) The Bank agrees, on the terms and conditions and relying upon the representations and warranties herein set forth, to make advances ("Advances") to the Borrower from time to time on one or more Business Days during the period from the Effective Date up to the Termination Date (the "Commitment Period"), which Advances shall, at the option of the Borrower, be made as Prime Rate Advances or

Eurodollar Rate Advances. Each Advance shall be in a principal amount of not less than $500,000.00 and an integral multiple of $100,000.00. Within the limits set forth in Section 2.01(a)(iii) and subject to the terms and conditions of this Agreement, during the period from the date hereof until the Termination Date, the Borrower may borrow under this Section and prepay at any time and from time to time without premium or penalty and reborrow under this Section. The unpaid principal amount of Note A (as defined in the 1993 Agreement) shall be deemed a Prime Rate Advance made on and as of the Effective Date under Note A hereof for all purposes hereunder.

               (ii) Within the limitations set forth in Section 2.01(a)(iii), the Bank agrees, on the terms and conditions and relying upon the representations herein set forth, to issue additional standby or commercial letters of credit for the account of the Borrower (the "Letters of Credit") from time to time on any one or more Business Days during the period from the Effective Date up to the Termination Date; provided, however, no Letter of Credit shall be issued after the Termination Date and all Letters of Credit shall expire on or prior to the Extended Termination Date.

               (iii) Notwithstanding any other term or provision hereof (A) no Advance shall be made if after giving effect to the making of such Advance the aggregate amount of outstanding Advances would exceed the lesser of (1) the Borrowing Base with respect to making Advances and (2) the Commitment and (B) no Letter of Credit shall be issued if after giving effect to the issuance of such Letter of Credit the aggregate amount of all L/C Obligations would exceed the lesser of (1) the Borrowing Base with respect to the issuance of Letters of Credit and (2) the L/C Limit. To the extent no Advance is made under Note A to the Borrower to reimburse the Bank upon fundings of any Letter of Credit or Existing Letter of Credit then, pursuant to Section 2.20(c), fundings of any Letter of Credit or Existing Letter of Credit by the Bank shall be reimbursed immediately by the Borrower.

           (b) The Existing Letters of Credit and any renewals or extensions thereof during the term hereof shall be deemed to be issued under this Agreement and shall be a part of the L/C Limit. Pursuant to Section 2.20(c), fundings of any Existing Letter of Credit by the Bank shall be reimbursed immediately by the Borrower.

           (c) The expiration date of an Existing Letter of Credit shall not be extended beyond the Extended Termination Date.

           Section 2.02. The Notes. (a) All cash Advances shall be evidenced by a single Note dated of even date herewith (said Note, together with all modifications, extensions, renewals and rearrangements thereof "Note A") of the Borrower payable to the order of the Bank in the principal amount of the Commitment, substantially in the form of Exhibit 2.02-A. The Bank is hereby authorized, but not required, by the Borrower to endorse on the schedule (or a continuation thereof) attached to Note A, to the extent applicable, the date, the amount of each Advance and the amount of payment or prepayment of such Advance; provided, however, the failure by the Bank to make any such endorsement shall not affect the obligation of the Borrower under Note A or hereunder with respect to such Advances.

           (b) The Obligations of the Borrower with respect to the Existing Letters of Credit and the Letters of Credit, if any, shall be additionally evidenced by Note B. Any sums outstanding under Note B shall be payable on demand.

           Section 2.03. Making the Advances. Subject to the provisions relating to Advances under Section 2.20(c), each Advance shall be made upon the request of an Authorized Officer of the Borrower and confirmed immediately in writing by the Borrower in substantially the form of Exhibit 2.03 hereto (a "Borrowing Request"). Each Borrowing Request shall, in the case of Prime Rate Advances, be given to the Bank not later than 10:00 a.m. (Houston, Texas time), via telecopy or hand delivery on the Borrowing Date for such Advance, and, in the case of Eurodollar Rate Advances, not later than 10:00 a.m. (Houston, Texas time) not later than three (3) days prior to the requested Advance. Each Borrowing Request shall specify (a) the proposed Borrowing Date (which shall be a Business Day),
(b) the amount of the proposed Advance, (c) the Type of Advance, (d) the availability of such Advance under the Commitment and (e) if such Advance is to be a Eurodollar Rate Advance, the initial Interest Period (as defined below in Section 2.06) to be applicable thereto. Each Borrowing Request shall be irrevocable by the Borrower. Upon satisfaction of the applicable conditions set forth in Article IV hereof, the Bank will make the proceeds of each Advance available to the Borrower at the office of the Bank (or such other reasonable place designated by the Borrower in advance) on the date specified in the Borrowing Request. The Borrower shall, by its execution hereof and its acceptance of the proceeds of the first Advance, be deemed to have certified to the Bank that the conditions set forth in Sections 4.02 (d), (e) and (f) have been satisfied.

           Section 2.04. Conversions and Continuances. The Borrower shall have the option to convert on any Business Day all or a portion of the outstanding principal amount of one Type of Advance into another Type of Advance, provided, no Advances may be converted into or continued as Eurodollar Rate Advances if a Default or Event of Default is in existence on the date of the conversion. Each such conversion shall be effected by the Borrower giving the Bank written notice (each a "Notice of Conversion") prior to 10:00 a.m. (Houston, Texas time) at least (a) three (3) Business Days prior to the date of such conversion in the case of conversion into or continuance as Eurodollar Rate Advances and (b) prior to 10:00 a.m. (Houston, Texas time) one (1) Business Day prior to the date of conversion in the case of a conversion into Prime Rate Advances, specifying each Advance (or portions thereof) to be so converted and, if to be converted into or continued as Eurodollar Rate Advances, the Interest Period to be applicable thereto.

           Section 2.05. Interest Rate and Interest Payment Dates. The Borrower shall pay interest on the unpaid principal amount of each Advance made by the Bank from the date of such Advance until such principal amount shall be paid in full, on the dates and at the rates per annum specified below:

           (a) Subject to the provisions of Sections 2.05(e) and 9.11, each Prime Rate Advance shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Prime Rate and
      (ii) the Highest Lawful Rate. Accrued and unpaid interest on the Prime Rate Advances shall be due and payable (A) quarterly in arrears on the last day of each calendar quarter occurring after the Effective Date and on the Termination Date,
      (B) with respect to the principal amount of any voluntary or mandatory repayment on the date of such voluntary or mandatory repayment and (C) at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

           (b) Subject to Sections 2.05(e) and 9.11, each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof from the date of such Advance at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which shall, during each Interest Period applicable thereto, be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Eurodollar Rate for such Interest Period plus the Margin. The applicable Eurodollar Rate and the Margin shall be fixed for each Interest Period and shall not change during said Interest Period. Interest on each Eurodollar Rate Advance shall be payable (A) on the last day of the Interest Period applicable thereto, (B) with respect to the principal amount of any voluntary or mandatory repayment on the date of such voluntary or mandatory repayment, or on the date of any conversion or continuance and (C) at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

           (c) The Bank, upon determining the Eurodollar Rate for any Interest Period, shall notify the Borrower thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto. In addition, prior to the due date for the payment of interest on any Eurodollar Rate Advances set forth in the immediately preceding paragraph, the Bank shall notify the Borrower of the amount of interest due by the Borrower on all outstanding Eurodollar Rate Advances on the applicable due date, but any failure of the Bank to so notify the Borrower shall not reduce the Borrower's liability for the amount owed.

           (d) The Borrower shall pay to the Bank, so long as the Bank shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times during each Interest Period for such Advance to the lesser of
      (i) the Highest Lawful Rate and (ii) the remainder obtained by subtracting
      (A) the Eurodollar Rate for such Interest Period from (B) the rate obtained by dividing such Eurodollar Rate referred to in clause (A) above by that percentage equal to 100% minus the Reserve Percentage of the Bank for such Interest Period. Such additional interest shall be determined by the Bank as incurred and shall be payable upon demand therefor by the Bank to the Borrower. Each determination by the Bank of additional interest due under this Section shall be prima facie evidence thereof all purposes in the absence of manifest error.

           (e) Any amount of principal or, to the extent permitted by applicable law, interest which is not paid when due including, without limitation, any fundings of Letters of Credit or Existing Letters of Credit for which the Bank is not reimbursed (whether by application of the proceeds of Advances under Section 2.20(c) or otherwise) immediately by the Borrower (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full at a rate per annum equal at all times to the Prime Rate plus four percent (4%) per annum but in no event to exceed the Highest Lawful Rate (the "Default Rate") and shall be payable upon demand.

           (f) The Borrower shall, at the time of making each payment of principal and/or interest hereunder and under the Notes, specify to the Bank the Advances or other sums payable by the Borrower hereunder or under the Notes to which such payment is to be applied and in the event that the Borrower fails to so specify, the Bank may apply such payment as it may elect in its sole discretion.

           Section 2.06. Interest Periods. (a) At the time the Borrower gives any Borrowing Request or Notice of Conversion in respect of the making of, or conversion into, a Eurodollar Rate Advance, the Borrower shall have the right to elect, by giving the Bank on the dates and at the times specified in Section
2.03 or Section 2.04, as the case may be, notice of the interest period (each an "Interest Period") applicable to such Eurodollar Rate Advance, which Interest Period shall be either a one, two or three month period; provided, that:

               (i) the initial Interest Period for any Eurodollar Rate Advance shall commence on the date of such Eurodollar Rate Advance (including the date of any conversion thereto or continuance thereof pursuant to Section 2.04); each Interest Period occurring thereafter in respect of such Eurodollar Rate Advance shall commence on the day following the expiration date of the immediately preceding Interest Period;

               (ii) if any Interest Period relating to a Eurodollar Rate Advance begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if there are no more Business Days in that month, the Interest Period shall expire on the preceding Business Day; and

               (iv) no Interest Period for Advances shall extend beyond the Termination Date.

           (b) If, upon the expiration of any Interest Period applicable to a Eurodollar Rate Advance, the Borrower has failed to elect a new Interest Period to be applicable to such Advance as provided above, the Borrower shall be deemed to have elected to convert such Advance into a Prime Rate Advance effective as of the day following the expiration date of such current Interest Period.

           Section 2.07. Interest Rate Not Ascertainable. In the event that the Bank shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the Eurodollar interbank market or the Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Bank shall forthwith give notice to the Borrower of such determination. Until the Bank notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Bank to make Eurodollar Rate Advances shall be suspended.

           Section 2.08. Principal Payments of Advances. The unpaid principal balance of the Advances, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date, subject to the mandatory prepayments required pursuant to Section 2.17.

           Section 2.09. Computations; Payments on Non-Business Days. (a) All payments by the Borrower of principal and interest hereunder, under the Notes and the other Loan Documents shall be made in U.S. Dollars to the Bank at its office at 712 Main Street, Houston, Texas in immediately available funds not later than 12:00 Noon (Houston, Texas time) on the date when due.

           (b) Interest on the Prime Rate Advances shall be computed by the Bank on the actual number of days elapsed over a year of 365 days, unless such computation would cause the interest contracted for, charged or received to exceed the Highest Lawful Rate, in which event, interest shall be computed for the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Determination by the Bank of an interest rate hereunder shall be prima facie evidence of its accuracy.

           (c) Whenever any payment hereunder (other than payments of interest on Eurodollar Rate Advances) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest, the L/C Fees and all other amounts due under the Loan Documents, as the case may be.

           Section 2.10. Set-Off, Counterclaims and Taxes. All payments of principal, interest, expenses, reimbursements, compensation and any other amount from time to time due hereunder, under the Notes or any other Loan Document shall be made by the Borrower without set-off or counterclaim and shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any taxing authority upon the Borrower. If the making of such payments is prohibited by law unless such a tax, levy, impost or other charge is deducted or withheld therefrom, the Borrower shall pay to the Bank, on the date of each such payment, such additional amounts as may be necessary in order that the net amounts received by the Bank after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required; provided, however, that all amounts payable under this Agreement which constitute interest under applicable law shall not exceed an amount which would result in the payment of interest at a rate in excess of the Highest Lawful Rate.

           Section 2.11. The Borrower Unconditionally Liable. The Borrower shall be unconditionally liable to the Bank for the principal amount of any and all Advances, any and all L/C Obligations, interest due thereon, the L/C Fees, the Commitment Fee, and all other amounts due to the Bank hereunder or under any other agreement or security document executed in connection herewith, and shall make prompt and punctual payment when due of such amounts.

           Section 2.12. Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Bank or its Eurodollar Lending Office to make or maintain any Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby with respect to Eurodollar Rate Advances, then, by prompt written notice to the Borrower, the Bank may:

               (i) declare that Eurodollar Rate Advances will not thereafter be made by the Bank hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Rate Advances from the Bank hereunder unless such declaration is subsequently withdrawn; and

               (ii) in the event that the maintenance of any Eurodollar Rate Advance(s) shall have been made unlawful, require that all outstanding Eurodollar Rate Advance(s) made by the Bank be converted to Prime Rate Advances, in which event (A) all such Eurodollar Rate Advances shall be automatically converted to Prime Rate Advances as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Rate Advances shall instead be applied to repay the Prime Rate Advances resulting from the conversion of such Eurodollar Rate Advances.

           (b) For purposes of this Section, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrower.

           Section 2.13. Reserve Requirements; Change in Circumstances. (a) It is understood that the cost to the Bank of making or maintaining any Advance, Existing Letter of Credit or Letter of Credit may fluctuate as a result of the applicability of, or changes in, reserve requirements imposed by the Board. The Borrower agrees to pay to the Bank from time to time, as provided in paragraph
(d) below, such amounts as shall be necessary to compensate the Bank, prospectively from the date of demand, for the portion of the cost of making or maintaining any Advance, Existing Letter of Credit or Letter of Credit resulting from any such reserve requirements to the extent set forth in this Section.

           (b) Notwithstanding any other provision herein, if after the date of this Agreement the introduction of any applicable law or regulation or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of law) (i) shall change the basis of taxation of payments to the Bank of the principal of or interest on any Advance made by the Bank, any Existing L/C Obligations, any L/C Obligations or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of the Bank or its applicable lending office by any jurisdiction or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by any such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Bank to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (without duplication of any amounts paid pursuant to Section 2.05(d)), or (iii) shall impose on the Bank any other condition affecting this Agreement or any Advance made by the Bank, and the result of any of the foregoing shall be to increase the cost to the Bank of maintaining the Commitment or of making or maintaining any Advance or issuing or maintaining any Existing Letter of Credit or Letter of Credit or to reduce the amount of any sum received or receivable by the Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by the Bank to be material, then the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increase or reduction, upon demand by the Bank. Notwithstanding the foregoing, in no event shall the Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

           (c) If the Bank shall have determined in good faith that any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 Report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration thereof by any central bank or other governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or governmental authority, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Commitment hereunder and other commitments of this type, then the Borrower shall from time to time pay to the Bank upon demand additional amounts sufficient to compensate the Bank or such corporation in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Commitment hereunder.

           (d) If while any Existing Letter of Credit or any Letter of Credit is outstanding, any law, executive order or regulation is enforced, adopted or interpreted by any central bank or other governmental authority so as to affect any of the Borrower's obligations or the compensation to the Bank in respect of the Existing Letters of Credit or the Letters of Credit or the cost to the Bank of establishing or maintaining the Existing Letters of Credit or the Letters of Credit, then the Borrower shall from time to time upon demand, reimburse or indemnify the Bank with respect thereto so that the Bank shall be in the same position as if there had been no such enforcement, adoption or interpretation. Notwithstanding the foregoing, in no event shall the Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

           (e) The Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 2.13. A certificate of the Bank setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate the Bank as specified in paragraph (a), (b), (c) or (d) above as the case may be, and
(ii) the calculation of such amount or amounts shall be simultaneously delivered to the Borrower and shall be prima facie evidence of its accuracy. The Borrower shall pay to the Bank the amount shown as due on any such certificate within ten
(10) days after Borrower's receipt of the same. The failure of the Bank to demand increased compensation with respect to any Interest Period shall not constitute a waiver of the right to demand compensation thereafter.

           Section 2.14. Eurodollar Advance Prepayment and Default Penalties. Subject to Section 9.11, the Borrower shall indemnify the Bank against any reasonable loss or expense which it may actually sustain or incur as a consequence of (a) an Advance of, or a conversion from or into, Eurodollar Rate Advances that does not occur on the date specified therefor in a Borrowing Request or Notice of Conversion (except by reason of Section 2.12) or (b) any payment, prepayment or conversion of a Eurodollar Rate Advance required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period (except for any conversion under Section 2.12). Such loss or expense shall include an amount equal to the excess determined by the Bank of (i) its actual cost of obtaining the funds for the Advance being paid, prepaid or converted or not borrowed (based on the Eurodollar Rate) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for the Advance which would have commenced on the date of such failure to borrow) over
(ii) the amount of interest (as reasonably determined by the Bank) that would be realized in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. The Bank will notify the Borrower of any loss or expense which will entitle the Bank to compensation pursuant to this Section, as promptly as possible after it becomes aware thereof, but failure to so notify shall not affect the Borrower's liability therefor. A certificate of the Bank setting forth any amount which it is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be prima facie evidence of its accuracy. The Borrower shall pay to the Bank the amount shown as due on any certificate within ten (10) days after its receipt of the same. Without prejudice to the survival of any other obligations of the Borrower hereunder, the obligations of the Borrower under this Section shall survive the termination of this Agreement and the assignment of any of the Notes.

           Section 2.15. Use of Letters of Credit and Proceeds of Advances. The Borrower will use the proceeds of all Advances made hereunder for working capital and general business purposes of the Borrower and its Subsidiaries and will use all Letters of Credit issued hereunder for general business purposes of the Borrower and its Subsidiaries provided, any Letter of Credit issued in support of any Investment by Proler Environmental Services, Inc. in any facility shall be considered an Investment subject to the limitations of Section 7.09(g).

           Section 2.16. Voluntary Prepayments. Upon at least three (3) Business Days' prior written notice, the Borrower shall have the right to voluntarily prepay Advances in whole or in part from time to time on the following terms and conditions: (a) no Eurodollar Rate Advance may be prepaid prior to the last day of its Interest Period unless, simultaneously therewith, the Borrower pays to the Bank all sums necessary to compensate the Bank for all costs and expenses resulting from such prepayment, as reasonably determined by the Bank, described in Sections 2.05(d), 2.13, and 2.14 hereof and (b) each prepayment pursuant to this Section shall be applied first, to the payment of accrued and unpaid interest, and then, to the outstanding principal of such Advances as shall be designated by the Borrower.

           Section 2.17. Mandatory Prepayments. (a) If any Borrowing Base Certificate shall disclose the existence of a Borrowing Base Deficiency, the Borrower, on the day that the delivery of such Borrowing Base Certificate is required by Section 6.01(f), shall prepay a principal amount of outstanding Advances equal to such Borrowing Base Deficiency.

           (b) If, on any day, the market valuation of the Inventory of the Borrower, its Subsidiaries and the Joint Ventures included in the Borrowing Base, based on the American Metals Market Composite Valuation or such other source of value acceptable to the Bank, is less than or equal to ninety percent (90%) of the market valuation of such Inventory as disclosed in the most recent Borrowing Base Certificate required to be delivered pursuant to Section 6.01(f), the Borrowing Base shall be recalculated by the Borrower as of such date using such market valuations as of such date and, if such recalculation results in a Borrowing Base Deficiency, the Borrower, on the third business day following the date of such recalculation shall deliver a new Borrowing Base Certificate and, as required by Section 6.01(f), shall prepay a principal amount of outstanding Advances equal to such Borrowing Base Deficiency.

           Section 2.18. Reduction of the Commitment. (a) The Borrower shall have the right, upon at least three (3) Business Days' notice to the Bank, to terminate in whole or reduce in part the Unutilized Commitment; provided, that each partial reduction shall be in the aggregate amount of $250,000.00 and an integral multiple of $250,000.00 in excess thereof.

           (b) On the Termination Date the Commitment and the L/C Limit shall be zero; provided, however, if any one or more Existing Letters of Credit or Letters of Credit outstanding on the Termination Date have a later expiration date, then the L/C Limit shall reduce to a level equal to the sum of the undrawn face amount of each of the then outstanding Existing Letters of Credit and Letters of Credit (reducing by the amount of any expiring Existing Letter of Credit or Letter of Credit as it expires) and shall, in any event, terminate in its entirety on the Extended Termination Date.

           Section 2.19. Fees. (a) The Borrower agrees to pay to the Bank a commitment fee (the /Commitment Fee") for the period from and including the date hereof to but not including the Termination Date, computed at a rate equal to one-half of one percent (1/2%) per annum on the daily average of the Unutilized Commitment. Such Commitment Fee shall be due and payable in arrears on the last Business Day of each calendar quarter and on the Termination Date.

           (b) The Borrower shall pay to the Bank a letter of credit commission with respect to each Existing Letter of Credit and Letter of Credit payable in advance and computed for the period from the Effective Date or date of such payment to the date upon which the next such payment is due hereunder at the rate of one percent (1%) per annum (which, in the case of Commercial Letters of Credit, shall be calculated on the basis of one-quarter of one percent (1/4%) for each 90 day period or any part thereof) of the aggregate amount available to be drawn under such Existing Letter of Credit and Letter of Credit on the date on which such fee is calculated or the then minimum letter of credit insurance fee charged by the Bank, whichever is greater; provided, however, with respect to each Existing Letter of Credit, the amount of such commission payable to the Bank shall be reduced by the amount of the commissions already paid to the Bank with respect to such Existing Letter of Credit with respect to any period from and after the Effective Date. Such commissions shall be payable in advance on the Effective Date and on the last day of each calendar quarter occurring thereafter and shall be nonrefundable.

           (c) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Bank for such normal and customary costs and expenses as are incurred or charged by the Bank in issuing, effecting payment under, amending or otherwise administering any Existing Letter of Credit or any Letter of Credit.

           Section 2.20 Letters of Credit and Existing Letters of Credit. (a)(i) Subject to the terms and conditions hereof, the Bank agrees to issue Letters of Credit for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Bank; provided that the Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, the L/C Obligations would exceed the L/C Limit. Each Letter of Credit shall (A) be denominated in U. S. Dollars and shall be either (1) a standby letter of credit issued to support obligations of the Borrower or one or more of its Subsidiaries, contingent or otherwise (a "Standby Letter of Credit") or (2) a documentary letter of credit in respect of the purchase of goods or services by the Borrower or one or more of its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit") and (B) expire no later than the Extended Termination Date.

               (ii) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Texas.

               (iii) The Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Bank to exceed any limits imposed by, any applicable law or regulation.

           (b) (i) The Borrower may from time to time request that the Bank issue a Letter of Credit by delivering to the Bank at its address for notices specified herein a request (a "Letter of Credit Request") in the form set forth as Exhibit 2.20 hereof and an Application therefor, completed to the satisfaction of the Bank, and such other certificates, documents and other papers and information as the Bank may reasonably request. The Bank shall not be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Request and related Application therefor and all such other certificates, documents and other papers and information relating thereto. Upon receipt of any Letter of Credit Request and related Application, the Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, upon satisfaction of the applicable terms and conditions set forth in Article IV, shall promptly issue the original of the Letter of Credit requested to the beneficiary thereof or as otherwise may be agreed by the Bank and the Borrower. The Bank shall furnish a copy of each Letter of Credit issued hereunder to the Borrower promptly following the issuance thereof.

                 (ii) In respect of any Letters of Credit or Existing Letters of Credit, if any, outstanding on the Termination Date, assuming no Default or Event of Default has occurred, the Borrower may, at its option, provide to the Bank collateral in the form of cash or a certificate of deposit issued by the Bank in the amount of such Letters of Credit or Existing Letters of Credit and any expenses reasonably anticipated by the Bank in connection therewith, whereupon the Bank shall release its Liens on all other collateral hereunder or under any of the Loan Documents. In no event shall any Letters of Credit or Existing Letters of Credit be outstanding beyond the Extended Termination Date. The Borrower shall remain liable in respect of such Letters of Credit or Existing Letters of Credit on terms consistent with the terms hereof, but for all other purposes of this Agreement and the other Loan Documents the Obligations will be deemed paid in full and not outstanding and the Commitment shall be deemed terminated.

           (c) The Borrower agrees to reimburse the Bank on each date on which the Bank notifies the Borrower of the date and amount of a draft presented under any Existing Letter of Credit or Letter of Credit and paid by the Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Bank in connection with such payment. Upon the presentment of any draft for honor under any Existing Letter of Credit or Letter of Credit by the beneficiary thereof which the Bank determines is in compliance with the condition for payment thereunder, the Bank shall promptly notify the Borrower. In the event the Bank makes any payment pursuant to a draft presented under an Existing Letter of Credit or a Letter of Credit, the Borrower shall immediately, upon demand, pay said amount to the Bank in cash plus any interest due thereon from the date when due at the Default Rate as provided in Section 2.05(e); provided, said payment shall, unless otherwise made by the Borrower, come from Advances made under Note A without requirement of a Borrowing Request if no Default or Event of Default has occurred hereunder and is continuing, and, if, based on the most recent Borrowing Base Certificate delivered to the Bank by the Borrower, the aggregate amount of all outstanding Advances, after giving effect to such Letter of Credit reimbursement Advance would not exceed the lesser of the Borrowing Base with respect to making Advances and the Commitment. If, upon delivery of the next Borrowing Base Certificate due hereunder, it shall be determined that such Advance has caused said total to exceed the Borrowing Base with respect to making Advances, the Borrower shall deliver, simultaneous with the delivery of the Borrowing Base Certificate, immediately available funds to the Bank sufficient to reduce the outstanding Advances to a sum equal to or less than the Borrowing Base with respect to making Advances. Any amounts owing and unpaid by the Borrower, and not advanced under Note A, shall be obligations of the Borrower evidenced by Note B.

           (d) The Borrower's obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Bank or any beneficiary of an Existing Letter of Credit or a Letter of Credit. The Borrower also agrees with the Bank that the Bank shall not be responsible for, and the Borrower's reimbursement obligations under Section 2.20(c) above shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even through such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Existing Letter of Credit or Letter of Credit or any other party to which such Existing Letter of Credit or Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Existing Letter of Credit or Letter of Credit or any such transferee. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Existing Letter of Credit or Letter of Credit, except for errors or omissions caused by the Bank's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Bank under or in connection with any Existing Letter of Credit or Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Customs and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of Texas, shall be binding on the Borrower and shall not result in any liability of the Bank to the Borrower.

           (e) The responsibility of the Bank to the Borrower in connection with any draft presented for payment under any Existing Letter of Credit or Letter of Credit shall, in addition to any payment obligation expressly provided for in such Existing Letter of Credit or Letter of Credit be limited to determining that the documents (including each draft) delivered under such Existing Letter of Credit or Letter of Credit in connection with such presentment are in conformity with such Existing Letter of Credit or Letter of Credit.

           (f) To the extent that any provision of any Application, certificate, document or other papers related to any Existing Letter of Credit or Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control and no such Application, certificate, document or other paper shall give the Bank or the Borrower any greater rights than the Bank or the Borrower would otherwise have under this Agreement.

           Section 2.21. Ratification. Each Credit Party hereby confirms and ratifies the terms of the Security Documents to which it is a party and the creation of the Liens thereunder to secure the Obligations of the Borrower to the Bank as more fully set forth therein and further agrees and acknowledges (a) that, except as otherwise set forth in the Note and Deed of Trust Modification Agreement, the Liens of the Security Documents to which it is a party extend to and expressly secure the Obligations of the Borrower under this Agreement, the Notes and the other Loan Documents and (b) that the Security Documents to which it is a party and the Liens created thereunder are valid and subsisting and shall remain enforceable against the Borrower in accordance with their terms and shall not be reduced or limited or impaired by the execution of this Agreement and the Notes. The Bank hereby agrees to promptly release the Liens under the Security Documents on all property and assets of Proler Environmental Services, Inc., but not any other Credit Parties, to the extent but only to the extent of any project financed by Indebtedness permitted by Section 7.02(d), but not otherwise.


                                  ARTICLE III

                                   GUARANTY

           Section 3.01. Guaranty. (a) In consideration of, and in order to induce the Bank to make Advances and issue Letters of Credit hereunder, the Guarantors hereby absolutely, unconditionally and irrevocably, jointly and severally guarantee the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all obligations and covenants of the Borrower now or hereafter existing under this Agreement, the Notes and/or any of the other Loan Documents to which it is a party whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Borrower under any chapter of the Bankruptcy Code of the United States (11 U.S.C. (S) 101 et seq.) or any other Debtor Relief Law, fees, commissions, expenses (including reasonable counsel fees and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by the Bank in connection with enforcing any rights under this Guaranty (all such obligations being the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Borrower or any other action, occurrence or circumstance whatsoever.

           (b) Each Guarantor hereby, jointly and severally, agrees to pay and to indemnify the Bank harmless from and against any damage, loss, cost or expense (including reasonable attorneys' fees) that the Bank may incur or be subject to as a consequence, direct or indirect, of (i) any breach by such Guarantor or any other Credit Party of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty, this Agreement or any other Loan Document, together with all reasonable expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default and (ii) any legal action commenced to challenge the validity of this Guaranty, this Agreement or any other Loan Document.

           Section 3.02. Continuing Guaranty. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Notes and the other Loan Documents. Each Guarantor agrees that the Guaranteed Obligations and Loan Documents may be extended or renewed, and Advances repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or Loan Documents, or any repayment and reborrowing of Advances. The obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

           (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations, including any reduction or termination of all or a portion of the Commitment;

           (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan Documents;

           (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of any Guarantor or other Person liable on any Guaranteed Obligations;

           (d) any change in the corporate existence, structure or ownership of the Borrower, any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, such Guarantor, any other Guarantor or any of their respective assets;

           (e) the existence of any claim, defense, set off or other rights or remedies which such Guarantor at any time may have against the Borrower, or the Borrower or such Guarantor may have at any time against the Bank, any other Guarantor or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby or any other transaction;

           (f) any invalidity or unenforceability for any reason of this Agreement or other Loan Documents, or any provision of law purporting to prohibit the payment or performance by the Borrower, such Guarantor or any other Guarantor of the Guaranteed Obligations or Loan Documents, or of any other obligation to the Bank; or

           (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

           Section 3.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, the Bank is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set off or a diversion of trust funds, or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its properties or (ii) any settlement or compromise of any such claim effected by the Bank with any such claimant (including the Borrower), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise; and the Guarantors, jointly and severally, shall be liable to pay the Bank, and hereby do indemnify the Bank and hold it harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Bank in the defense of any claim made against it that any payment or proceeds received by the Bank in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Borrower by virtue of any payment, court order or any federal or state law.

           Section 3.04. Waiver of Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any set off or application by the Bank of any security or of any credits or claims, no Guarantor will assert or exercise any rights of the Bank or of such Guarantor against the Borrower or any other Guarantor to recover the amount of any payment made by such Guarantor to the Bank hereunder by way of subrogation, reimbursement, contribution, indemnity, or otherwise arising by contract or operation of law, until such time as the Obligations have been satisfied and the Bank shall have no Commitment. If any amount shall nevertheless be paid to a Guarantor by the Borrower or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

           Section 3.05. Subordination. Each Guarantor hereby subordinates all indebtedness owing to it from the Borrower to all indebtedness of the Borrower to the Bank, and agrees that it shall not accept any payment on the same until payment in full of the obligations of the Borrower under this Agreement, the Notes, the Letters of Credit, the Existing Letters of Credit and all other Loan Documents, and shall in no circumstance whatsoever attempt to set off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to a

Guarantor by the Borrower or another Guarantor prior to payment in full of theGuaranteed Obligations, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

           Section 3.06. Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand of payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Bank institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Bank protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral (it being the intention of the Bank and each Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Bank, in order to enforce any payment by any Guarantor hereunder, to institute suit or exhaust its rights and remedies against the Borrower, any other Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Guarantor hereby expressly waives each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including, without limitation, any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Bank of any indebtedness or liability to which the Bank applies or may apply any amounts received by the Bank, and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Guaranteed Obligations. Each Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

           Section 3.07. Full Force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until payment in full of the Obligations of the Borrower under this Agreement, the Notes and all other Loan Documents and all other amounts payable under this Guaranty and until the termination of the Commitment.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

           Section 4.01. Conditions Precedent to the Initial Credit Event. The obligation of the Bank to make its initial Advance or to issue the initial Letter of Credit hereunder is subject to the conditions precedent that the Bank shall have received on or before the date of such initial Credit Event, all of the following, in form and substance satisfactory to the Bank and in such number of counterparts as may be reasonably requested by the Bank:

           (a) the Notes duly executed and delivered by the Borrower;

           (b) this Agreement duly executed and delivered by the Credit Parties;

           (c) the Note and Deed of Trust Modification Agreements duly executed and delivered by the Borrower to the Bank;

           (d) the Security Agreement duly executed and delivered by the Credit Parties;

           (e) the Patent Security Agreement duly executed and delivered by Proler Environmental Services, Inc.;

           (f) the Pledge Agreement duly executed and delivered by the appropriate Credit Parties party thereto;

           (g) the Deeds of Trust duly executed and delivered by all of the parties holding title to the Mortgaged Properties;

           (h) Mortgagee title insurance policies issued by title insurers satisfactory to the Bank in amounts satisfactory to the Bank (the "Mortgagee Policies") and assuring the Bank that the Deeds of Trust in respect of the Mortgaged Properties are valid and enforceable first priority mortgages on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Liens. Such Mortgagee Policies shall be in form and substance reasonably satisfactory to the Bank;

           (i) Appropriate endorsements to Mortgagee Policies in form and substance satisfactory to the Bank to reflect the extended Termination Date of Note B and the applicability thereto of the Mortgagee Policies;

           (j) the Appraisal, if required by Bank;

           (k) the Environmental Reports and, depending upon the content and conclusion thereof, additional environmental reports, Phase II Audits and such other related information concerning the Mortgaged Properties as the Bank may require;

           (l) (i) executed financing statements for all jurisdictions as may be necessary or, in the reasonable opinion of the Bank, desirable to perfect the security interests created by the Security Documents and (ii) evidence that all other actions necessary or, in the reasonable opinion of the Bank, desirable to perfect and protect the Liens created by the Security Documents have been taken;

           (m) copies of surveys satisfactory to the Bank covering, all together, each tract or parcel of land (including all appurtenant easements) subject to the Deeds of Trust, satisfactory in form and substance to the Bank. In addition, the Bank shall have received such officer's certificates and other similar instruments relating to survey matters as the Bank may request;

           (n) a Uniform Commercial Code search, tax search and judgment report of the appropriate records of the States of Texas, Delaware, and all other states in which the Borrower or any Joint Venture is conducting business satisfactory in form and substance to the Bank;

           (o) all of the issued and outstanding stock of the Guarantors and each Joint Venture that is a corporation owned by any Credit Party together with related stock powers executed by the pledgor of such stock;

           (p) a certificate of the president or a vice president and of the secretary or an assistant secretary of each Credit Party certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors of each such Credit Party, (A) authorizing the execution, delivery and performance by each such Credit Party of the Loan Documents to which it is or will be a party and, in the case of the Borrower, the borrowings thereunder, (B) approving the forms of the Loan Documents to which it is a party and which will be delivered at or prior to the date of the initial Advance and (C) authorizing officers of each such Credit Party to execute and deliver the Loan Documents to which it is or will be a party and any related documents, (ii) true and correct copies of the bylaws of each Credit Party that is a corporation, as amended to the date of such certificate, (iii) the incumbency and specimen signatures of the officers of each such Credit Party executing any documents on behalf of it, (iv) the truth of the representations and warranties made by such Credit Party in any Loan Document to which it is a party and which will be delivered at or prior to the date of the initial Advance or Letter of Credit, (v) the absence of any proceedings for the dissolution or liquidation of each such Credit Party, (vi) the absence of the occurrence and continuance of any Default or Event of Default with respect to each such Credit Party and (vii) that no event or condition has occurred since January 31, 1994 that would constitute a Material Adverse Effect;

           (q) the favorable, signed opinion of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the Credit Parties, addressed to the Bank, as to such matters as the Bank may reasonably request;

           (r) a Perfection Certificate executed by an Authorized Officer of each Credit Party;

           (s) payment of all reasonable fees and out-of-pocket expenses of Andrews & Kurth L.L.P., counsel to the Bank, and any local counsel retained by it;

           (t) copies of certificates of good standing and existence for each of the Credit Parties in the jurisdiction of its incorporation and certificates of authority to conduct business in each jurisdiction in which the failure to obtain same would constitute a Material Adverse Effect; and

           (u) such other documents as the Bank may reasonably request relating to the existence and good standing of each Credit Party, the authorization, execution and delivery of this Agreement and the other Loan Documents, and all other matters relevant hereto and thereto, all in form and substance reasonably satisfactory to the Bank.

           Section 4.02. Conditions Precedent to All Credit Events. The obligation of the Bank to make any Advance, including the initial Advance, and to issue any Letter of Credit, shall be subject to the further conditions precedent that on the date of such Credit Event the following statements shall be true (and each of the giving of the applicable Borrowing Request and the acceptance by the Borrower of the proceeds of such Advance or the issuance of the Letter of Credit, as the case may be, shall constitute a representation and warranty by the Borrower that on the date of such Credit Event such statements are true):

           (a) with respect to each Advance or request for issuance of a Letter of Credit, the Bank shall have received, except as set forth in Section 2.20(c) hereof, a Borrowing Request or Letter of Credit Request and Application, as applicable, with respect to such Credit Event;

           (b) with respect to any Advance, immediately after giving effect to such Advance, the sum of the aggregate outstanding principal amount of all Advances does not exceed the lesser of (i) the Commitment or (ii) the Borrowing Base with respect to making Advances;

           (c) with respect to the issuance of any Letter of Credit, immediately after giving effect to such issuance, the sum of the aggregate outstanding principal amount of all Existing Letters of Credit and all Letters of Credit does not exceed the lesser of (i) the L/C Limit or (ii) the Borrowing Base with respect to the issuance of Letters of Credit;

           (d) the representations and warranties contained in Article V and those contained in the other Loan Documents are true and correct in all material respects as though made on and as of such date (except for those expressly made as of the date thereof and except for changes in the Borrower and its Subsidiaries arising from transactions contemplated by the terms hereof);

           (e) no Default or Event of Default has occurred and is continuing or would result from such Credit Event;

           (f) to the extent not previously delivered, the Bank shall have received the Commitment Fee, the L/C Fees and all other fees, if any, theretofore or then due and payable to it; and

           (g) since the date of the Borrower's last audited financials, no event shall have occurred and be continuing which has had or is likely to have a Material Adverse Effect.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

           In order to induce the Bank to enter into this Agreement, to make the Advances and issue the Letters of Credit, each Credit Party represents and warrants to the Bank as to itself, and, to the extent specifically stated, as to its Subsidiaries and each Joint Venture in which it has an interest as follows.

           Section 5.01. Organization. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which such qualification and good standing are necessary in order for such Credit Party to conduct its business and own its properties as conducted and owned and except where the failure to be so qualified or in good standing would not constitute a Material Adverse Effect and (c) has all requisite power and authority (corporate or otherwise) to conduct its business as now conducted, to own or lease its property and assets and to execute, deliver and perform each of the Loan Documents to which it is or may be a party.

           Section 5.02. Authority. The execution, delivery and performance by each Credit Party of this Agreement and the other Loan Documents to which it is or may be a party and the consummation of the Advances and the issuance of the Letters of Credit contemplated hereby, have been duly approved by the board of directors of such Credit Party and no other corporate proceedings on the part of such Credit Party are necessary to consummate such Advances or issue such Letters of Credit. Each of the Loan Documents to which such Credit Party is a party has been duly executed and delivered by such Credit Party and constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

           Section 5.03. No Conflict. The execution, delivery and performance by such Credit Party of each of the Loan Documents to which it is or may be a party, do not and shall not, by the lapse of time, the giving of notice or otherwise, (a) constitute a violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Credit Party or a breach of any provision contained in such Credit Party's articles or certificate of incorporation or bylaws, or contained in any material agreement, instrument or document to which it is a party or by which it is bound, other than violations or breaches which would not, individually or in the aggregate, result in a Material Adverse Effect or
(b) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of such Credit Party (other than Liens permitted by this Agreement and Liens in favor of the Bank arising pursuant to the Loan Documents).

           Section 5.04. Consents. No authorization, consent, approval, permit, license, or exemption of or filing or registration with, any governmental agency or any other Person which has not been obtained, was, is or will be necessary for the valid execution, delivery or performance by any Credit Party of any of the Loan Documents to which it is or may be a party.

           Section 5.05. Financial Condition; No Material Adverse Change. (a) The Borrower delivered to the Bank the consolidated balance sheet of the Borrower and its Subsidiaries as of January 31, 1994 and the related consolidated statements of operations, cash flow and stockholders' equity for the year then ended, including the related schedules and notes, reported on by Coopers & Lybrand.

           (b) The unaudited consolidated balance sheet and statement of operations and cash flow of the Borrower and its Subsidiaries as at October 31, 1994, copies of which has heretofore been furnished to the Bank, are correct in all material respects, and present fairly the consolidated financial condition of the Borrower as at such date (subject to normal year-end audit adjustments).

           (c) The financial statements referred to in paragraphs (a) and (b) above, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved.

           (d) The Borrower has disclosed to the Bank in writing any and all facts which would result in, or which Borrower believes may result in, a Material Adverse Effect and since January 31, 1994, there has been no material adverse change in the business, operations, properties, assets, business prospects or financial condition of the Borrower and its Subsidiaries taken as a whole except as to those matters previously disclosed to the Bank as of the date hereof.

           Section 5.06. Litigation; Material Adverse Effect. (a) Except as set forth in Exhibit 5.06 hereto, there are no actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened or probable of assertion, against or affecting any Credit Party or any of its Subsidiaries or any property or rights of any Credit Party or any of its Subsidiaries before any court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any such Subsidiary would constitute a Material Adverse Effect.

           (b) Except as otherwise disclosed to the Bank in writing, neither the business, properties nor operations of any Credit Party nor any of its Subsidiaries is materially and adversely affected by any fire, explosion, accident, strike, lockout or other labor dispute, embargo, act of God or act of a public enemy or other event, condition or casualty, provided the determination of such effect shall include a consideration of available insurance proceeds.

           Section 5.07. Indebtedness. Except as set forth in Exhibit 5.07 or as set forth in the financial statements referred to in Section 5.05, and except for the Indebtedness represented by this Agreement, the Notes and the other Loan Documents, no Credit Party, nor any of its Subsidiaries has any secured or unsecured Indebtedness.

           Section 5.08. No Margin Stock. No Credit Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no part of the proceeds of any Advance will be used, directly or indirectly, (a) to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or (b) for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve any Credit Party in a violation of Regulation X.

           Section 5.09. Accuracy and Completeness of Information. All written estimates, projections and forecasts furnished by or on behalf of the Borrower and the other Credit Parties to the Bank for purposes of or in connection with this Agreement, or in connection with any Advance, were and will be prepared on the basis of assumptions, data, tests or conditions believed to be reasonable, valid or to represent industry conditions existing at the time such estimates or forecasts were furnished. Neither this Agreement, the Notes, the other Loan Documents, the statements and documents referred to in Section 5.05 nor any other document delivered by the Borrower or any of its Subsidiaries to the Bank contains any material misstatement of fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading as of the respective date thereof. The Borrower has not intentionally withheld any fact known to it which has or is reasonably likely to constitute a Material Adverse Effect which has not been set forth or referred to in this Agreement, the Notes, the other Loan Documents or such other document heretofore furnished to the Bank.

           Section 5.10. ERISA. (a) No Reportable Event or withdrawal from or termination, reorganization or insolvency has occurred and is continuing with respect to any Plan that would likely constitute a Material Adverse Effect and
(b) neither the PBGC nor the Borrower nor any Commonly Controlled Entity has instituted any proceedings or taken any other actions with respect to the withdrawal from, or the termination, reorganization or insolvency of any Plan that would reasonably be expected to have a Material Adverse Effect.

           Section 5.11. Government Regulation. No Credit Party nor any of its Subsidiaries is (a) an "investment company" or a company directly or indirectly controlled by or acting on behalf of any Person which is an "investment company," as such term is defined in the Investment Company Act of 1940, (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, or (c) a "public utility," as such term is defined in the Federal Power Act.

           Section 5.12. Property. Each Credit Party and each of its Subsidiaries, as the case may be, has good record and defensible title in fee simple to or valid leasehold interests in all its real properties and marketable title to all its other property and assets except where the failure to so have such title or interest would not reasonably be expected to have a Material Adverse Effect.

           Section 5.13. Payment of Taxes. The federal income tax returns of the Borrower and other tax returns and reports of each Credit Party and its Subsidiaries required to be filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed have been filed and all of the foregoing are true, correct and complete, and the Borrower paid all taxes and other similar charges, or made adequate provision therefor, that are due and payable within the time prescribed for filing and payment or an appropriate extension has been requested and obtained for such filing or payment except where such failure would not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has taken any reporting positions for which it does not have a reasonable basis and no such Person anticipates any further material tax liability with respect to the tax years for which returns have been filed. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect which is not being actively contested in good faith.

           Section 5.14. Insurance. Each Credit Party and each of its Subsidiaries carries and will continue to carry insurance with reputable insurers in respect of its properties in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business and reasonably acceptable to the Bank.

           Section 5.15. Subsidiaries; Joint Ventures. (a) Exhibit 5.15 hereto lists each Subsidiary of each Credit Party and each Joint Venture in which a Credit Party has an interest, the jurisdiction under which each such Subsidiary and Joint Venture is incorporated or organized and the direct and indirect ownership interest of such Credit Party therein. Each Subsidiary of a Credit Party has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

           (b) The Borrower has heretofore delivered to the Bank a copy of the Articles or Certificate of Incorporation of each Joint Venture that is a corporation and each agreement creating or governing the rights of the parties to each other Joint Venture (collectively, the "Joint Venture Agreements") in existence on the date hereof, as amended to the date hereof. Each Joint Venture Agreement is in full force and effect and as to each Joint Venture Agreement creating each non-corporate Joint Venture is enforceable against each Credit Party which is a party thereto in accordance with its terms.

           Section 5.16. Patents. Each Credit Party and each of its Subsidiaries owns or holds a valid license to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, that are necessary for, and no restriction applicable to any such patent, trademark, service mark, trade name, copyright, license or other right would interfere in any material respect with, the operation of its business taken as a whole as presently conducted and as proposed to be conducted.

           Section 5.17. Compliance with Statutes. (a) Each Credit Party and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not likely to, in the aggregate, have a Material Adverse Effect.

           (b) Each Credit Party and each of its Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply is likely to have a Material Adverse Effect, and no Credit Party nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of each Credit Party and each of its Subsidiaries, as conducted as of the Effective Date, under any Environmental Law have been secured and each Credit Party and each of its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not likely to have a Material Adverse Effect. No Credit Party nor any of its Subsidiaries is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which such Credit Party or such Subsidiary is a party or which would affect the ability of such Credit Party or such Subsidiary to operate any of its properties and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliances, breaches or defaults as are not likely to, in the aggregate, have a Material Adverse Effect. There are, as of the Effective Date, no Environmental Claims pending or, to the best knowledge of any Credit Party, threatened, which (i) question the validity, term or entitlement of such Credit Party or any of its Subsidiaries for any permit, license, order or registration required for the operation of any facility which such Credit Party or any of its Subsidiaries currently operates and (ii) wherein any unfavorable decision, ruling or finding would be reasonably likely to have a material adverse effect on the financial viability of any facility thereof. There are no facts, circumstances, conditions or occurrences on any real property or, to the knowledge of the Credit Parties, on any property adjoining or in the vicinity of any real property that could reasonably be expected (i) to form the basis of an Environmental Claim against any Credit Party or any of its Subsidiaries or (ii) to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

           (c) To the best of the Credit Parties' knowledge, Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any real property of any Credit Party or any of its Subsidiaries or (ii) released on any real property, in each case where such occurrence or event is reasonably likely to have a Material Adverse Effect.

           Section 5.18. Labor Relations; Collective Bargaining Agreements. (a) Set forth on Exhibit 5.18 is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to any Credit Party or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of any Credit Party or any of its Subsidiaries on the Effective Date.

           (b) No Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that could have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of any Credit Party, threatened against any of them before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is now pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of such Credit Party, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of such Credit Party, threatened against such Credit Party or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of any Credit Party or any of its Subsidiaries, except such as is not reasonably likely to have a Material Adverse Effect.

           Section 5.19. Liabilities. (a) All contingent liabilities and direct liabilities of the Credit Parties and their respective Subsidiaries, and all anticipated losses of the Credit Parties and their respective Subsidiaries, which in the aggregate are material to the Credit Parties and their respective Subsidiaries taken as a whole, are set forth in the financial statements referred to in Section 5.05 to the extent required by GAAP and modified by the footnotes to such statements and (b) all contingent liabilities and direct liabilities of the Credit Parties and all unrealized or anticipated losses of the Credit Parties and their respective Subsidiaries, which in the aggregate are material to the Credit Parties and their respective Subsidiaries taken as a whole, to the extent required by GAAP will be set forth in the financial statements next delivered pursuant to Section 6.01 hereof after any of such are incurred or anticipated, as applicable.

           Section 5.20. Solvency. The Credit Parties, viewing their businesses and operations as a single consolidated entity, have capital sufficient to carry on their businesses and transactions and all businesses and transactions in which they are about to engage and are now solvent and able to pay their respective debts as they mature, and the Credit Parties now collectively own property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay all existing debts of the Credit Parties.

           Section 5.21. Default. As of the date of execution of this Agreement, none of the Credit Parties is in default in any material respect under the 1993 Agreement, any of the Loan Documents (as defined in the 1993 Agreement) to which it is a party or any indenture, mortgage, security agreement, or other material agreement or obligation to which it is a party or by which any of its properties may be bound, except where such default would not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

           So long as any of the Obligations shall remain unpaid or outstanding or the Bank shall have any Commitment, unless the Bank shall otherwise consent in writing, each Credit Party covenants and agrees as to itself, and, to the extent specifically stated, as to its Subsidiaries and each Joint Venture in which it has an interest that:

           Section 6.01. Reporting Requirements. The Borrower shall deliver or cause to be delivered to the Bank:

           (a) Annual Reports. Upon the earlier of 120 days after the close of each fiscal year of the Borrower or the day following the date of filing of Borrower's Annual Report on Securities and Exchange Commission Form 10-K, either
(i) a copy of the Borrower's Annual Report on Form 10-K as filed with respect to such year or (ii) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related statements of operations, cash flow and stockholders' equity for such fiscal year, setting forth comparative figures for the preceding fiscal year, and examined by Coopers & Lybrand (or other independent certified public accountants of recognized national standing reasonably acceptable to the Bank) whose opinion shall not be qualified as to the scope of audit and as to the status of the Borrower or any of its Subsidiaries as a going concern, together, in each case, with a certificate of the accounting firm referred to above stating that in the course of its regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default that has occurred and is continuing, or, if such firm has obtained knowledge of any Default or Event of Default that has occurred and is continuing, a statement as to the nature thereof.

           (b) Quarterly Reports. Upon the earlier of 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, or the day following each date of filing of Borrower's Quarterly Report on Form 10-Q either (i) a copy of the Borrower's Quarterly Report on Form 10-Q as filed with respect to such quarterly period or (ii) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as at the end of such quarterly period and the related statements of operations and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative figures for the related periods in the prior fiscal year, in each case, certified by an Authorized Officer, subject to changes resulting from audit and normal year-end audit adjustments.

           (c) Monthly Reports. As soon as practicable, and in any event within 30 days (45 days in the case of the last monthly accounting period of each fiscal quarter), after the end of each monthly accounting period (commencing with January 1995) of each fiscal year of the Borrower and each Joint Venture, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as at the end of such period, and the balance sheet of any Joint Venture that is accounted for in such month in the statements of the Borrower or its Subsidiaries, and the related statements of operations for such period setting forth comparative figures for the corresponding period of the previous year, including listings and agings of all Receivables for the Borrower and each Joint Venture, each of which shall be certified by an Authorized Officer, subject to changes resulting from audit and normal year-end audit adjustments.

           (d) Officer's Certificate. Together with each delivery of any financial statements pursuant to clauses (a), (b) and (c) above, a certificate of an Authorized Officer demonstrating compliance by the Borrower and the other Credit Parties with the provisions of Section 7.03 and stating whether any Event of Default or Default has occurred and is continuing, and if there is any Event of Default or Default, describing it and the steps, if any, being taken to cure it.

           (e) SEC Filings. Promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Borrower shall send to its public stockholders and copies of all registration statements (without exhibits) and reports which it files with the Securities and Exchange Commission.

           (f) Borrowing Base Certificate. Together with each delivery of the monthly reports pursuant to clause (c) above and on each date on which a new Borrowing Base Certificate is required to be delivered as provided in Section 2.17(b), a Borrowing Base Certificate in the form of Exhibit 1.01-A attached hereto, signed by an Authorized Officer of the Borrower, including therein information as at the end of the period covered by said certificate and, if applicable, immediately available funds to repay any Advances outstanding in excess of the Borrowing Base that were made pursuant to Section 2.20(c).

           (g) ERISA Filings. Promptly upon the filing or making thereof, copies of each filing and report made by the Borrower, under ERISA with the PBGC or with the U.S. Department of Labor or which the Borrower may receive from such Persons that, in each case, relate to a condition or event that would likely have a Material Adverse Effect.

           (h) Reportable Events. Forthwith upon the Borrower receiving actual notice of the occurrence of a Reportable Event under, the termination, insolvency or reorganization of, or the institution of steps by the PBGC, the Borrower or any Commonly Controlled Entity with respect to the withdrawal, termination, insolvency or reorganization of any Plan to which the Borrower may have any liability, written notice thereof describing the same and the steps being taken by the Borrower with respect thereto.

           (i) Auditors' Reports. Promptly upon receipt thereof, a copy of each other report or "management letter" submitted to the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Borrower, provided if said report contains personnel information of a confidential nature, Borrower may delete said sections before delivery of same to the Bank.

           (j) Appraisals. Annually, upon written request by the Bank, an Appraisal for each of the Mortgaged Properties; provided, that the Bank shall not request any Appraisal prior to the Termination Date.

           (k) Environmental Reports. Upon written request by the Bank, an Environmental Report for each of the Mortgaged Properties; provided, however, that the Bank understands and agrees that it may not request or perform any environmental inspection, audit or assessment of any property owned or leased by any Credit Party unless (1) all of the obligations of the Borrower hereunder shall have been accelerated in accordance with Article VIII hereof (and such acceleration shall not have been rescinded), (2) the Borrower receives prior notice of the inspection, audit or assessment and the proposed scope thereof,
(3) the Bank and the Credit Parties agree that the Borrower shall be entitled to review any report produced from any such inspection, audit or assessment simultaneously with its delivery to the Bank and (4) any environmental consultant utilized in connection therewith shall be a party mutually acceptable to the Bank and the Borrower, with the Bank and the Borrower hereby stipulating that E.R.M. - Southwest, Inc. is mutually acceptable.

           (l) Other Reports. In addition to the reports and statements described in this Section, the Borrower shall provide the Bank with such other financial reports and information as the Bank may from time to time reasonably request respecting the business, properties, operations or condition (financial or otherwise) of the Borrower or any Joint Venture.

           Section 6.02. Existence. Each Credit Party shall preserve and maintain its and its Subsidiaries' existence, rights, franchises and privileges in the jurisdictions of their incorporation or other organization and their qualification and good standing in all jurisdictions in which the failure to preserve or maintain such existence, rights, franchises, privileges, qualification and good standing would be likely to constitute a Material Adverse Effect.

           Section 6.03. Maintenance of Properties; Insurance. (a) Each Credit Party and each of its Subsidiaries shall maintain with financially sound, responsible and reputable insurance companies insurance against such risks and in such amounts as are usually insured against by Persons of established reputation engaged in the same or similar businesses and similarly situated; provided, however, notwithstanding the foregoing, each Credit Party and its Subsidiaries will maintain (i) all insurance required by state statutes to be maintained by employers for the protection of employees against work related injuries and (ii) to the extent available at commercially reasonable rates, comprehensive general liability coverage in such amounts as are appropriate for the operations of such Credit Party and its Subsidiaries and (iii) all insurance that such Credit Party and its Subsidiaries are required to maintain by law and
(iv) insurance required to be maintained by any of the Credit Parties pursuant to the Deeds of Trust. Each policy in effect from time to time pursuant to the terms of this Section, shall include a provision for thirty (30) days' prior written notice to the Bank of any cancellation or expiration thereof and shall show the Bank as an additional insured.

           (b) Each Credit Party will maintain and preserve all of its material properties necessary for the proper conduct of its business in working order and condition, ordinary wear and tear excepted.

           Section 6.04. Notice of Litigation. The Borrower shall promptly, upon actual notice or knowledge thereof, deliver or cause to be delivered to the Bank notice of (a) the institution of or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or any of its Subsidiaries not previously disclosed in writing to the Bank pursuant to Section 5.06 which, if determined adversely to such Credit Party or such Subsidiary, would constitute a Material Adverse Effect or (b) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which is likely to constitute a Material Adverse Effect.

           Section 6.05. Taxes; Claims. Each Credit Party and each of its Subsidiaries shall (a) timely file all federal, state and local tax returns and other reports which such Credit Party and such Subsidiaries are required by law to file or obtain an appropriate extension for filing thereof, (b) maintain adequate reserves on its books in accordance with GAAP for the payment of all material taxes, assessments and governmental charges, and pay prior to delinquency all such taxes, assessments and governmental charges, and (c) pay all other material claims (including, without limitation, claims for labor, services, materials and supplies) that have become due and payable and that by law have or may become a Lien on the Borrower's property or assets, prior to the time when any penalty or fine may be incurred with respect thereto, other than any such tax, assessment, charge, levy or claim which is being contested in good faith, by proper proceedings and with respect to which adequate reserves have been established.

           Section 6.06. Notice of Default. The Borrower shall notify the Bank in writing within three (3) Business Days after Borrower becomes aware of the occurrence thereof, (a) of any condition or event that constitutes either an Event of Default or a Default, (b) of any other default by the Borrower or any of its Subsidiaries under any material note, indenture, advance agreement, mortgage, lease, deed or other similar agreement to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound, the existence of which might reasonably be expected to lead to a Material Adverse Effect, or (c) of any event or condition that might reasonably be expected to constitute a Material Adverse Effect, such notice to specify the nature and period of existence of any such condition, event, default or potential default and what action the Borrower has taken, is taking or proposes to take with respect thereto.

           Section 6.07. Inspections. From time to time during regular business hours and upon reasonable notice, each Credit Party will permit any agents or representatives of the Bank to examine and make copies of and abstracts from the records and books of account and files and visit the properties of such Credit Party and its Subsidiaries to discuss the affairs, finances and accounts of such Credit Party and its Subsidiaries with any of its independent certified public accountants (with an officer or other representative of such Credit Party present); provided, however, that the Bank shall keep any information obtained confidential to the extent that the Bank is not required by law to disclose such information and such information is not otherwise generally available to the public.

           Section 6.08. Compliance with Laws; Notices. (a) General. The Borrower shall, and shall cause its Subsidiaries to, comply with all material laws, rules and regulations, including, without limitation, all Environmental Laws, and all restrictive covenants applicable to the Borrower and its Subsidiaries, the noncompliance with which might, in any respect, constitute a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to comply with any such law or restrictive covenant if the applicability or validity thereof is being contested in good faith, by proper proceedings and for which adequate reserves have been established.

           (b) Environmental Matters. Promptly upon obtaining knowledge thereof, the Borrower shall deliver to the Bank notice of (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any real property of the Borrower or any of its Subsidiaries unless such Environmental Claim could not, individually or when aggregated with all other such Environmental Claims, reasonably be expected to have a Material Adverse Effect;
(ii) any condition or occurrence on any real property of the Borrower or any of its Subsidiaries that (A) results in material noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law unless such noncompliance could not, individually or when aggregated with all other such non-compliance claims, reasonably be expected to have a Material Adverse Effect; (iii) any condition or occurrence on any real property of the Borrower that could reasonably be anticipated to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law unless such restrictions could not, individually or when aggregated with all other such restrictions, reasonably be expected to have a Material Adverse Effect; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any real property of the Borrower or any of its Subsidiaries, unless the presence of such Hazardous Materials and the removal or remedial action in response thereto could not, individually or when aggregated with all such other occurrences or events, reasonably be expected to have a Material Adverse Effect. All such notices shall describe in reasonable detail the nature, to the extent known, of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto of the Borrower or of its applicable Subsidiary. In addition, the Borrower will provide the Bank with copies of all material written communications with any government or governmental agency relating to Environmental Law, all material communications with any government or governmental agency relating to Environmental Claims, and such detailed reports of any Environmental Claim, in each case as they relate to the Mortgaged Properties as may reasonably be requested in writing from time to time by the Bank.

           Section 6.09. Books and Records; Accounting Systems and Principles. Each Credit Party will keep adequate records and books of account in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of such Credit Party and its Subsidiaries.

           Section 6.10. Ownership of Credit Parties. The Borrower will at all times directly own and hold the entire legal title to and beneficial interest in all outstanding shares of all classes of the capital stock of the other Credit Parties.

           Section 6.11. Further Assurances. Each Credit Party shall at the Borrower's expense, promptly execute and deliver, or cause to be executed and delivered, to the Bank upon reasonable request all such other and further documents, agreements and instruments reasonably required to comply with or accomplish the covenants and agreements of such Credit Party in the Loan Documents to which it is a party.

           Section 6.12. Performance of Loan Documents. Each Credit Party will perform or cause to be performed all of the terms, covenants, agreements and conditions on its part to be performed under this Agreement and each of the other Loan Documents.

           Section 6.13. Activities of Joint Venture. Except for Liens and Indebtedness incurred in connection with any project financing as described in Sections 7.02(d) and 7.09(g), each of the Credit Parties will use its good faith efforts, within the bounds of good business judgment and its legal obligations under or in connection with the Joint Venture Agreements to which it is a party affecting the Joint Ventures, to limit the Indebtedness that may be incurred by and any liens that may be granted by said Joint Ventures. To the extent that said Credit Parties are able to do so within the aforesaid bounds, they will encourage said Joint Ventures to minimize the imposition of any of said Indebtedness or the granting of any liens.

                                  ARTICLE VII

                              NEGATIVE COVENANTS

           So long as any of the Obligations shall remain unpaid or outstanding or the Bank shall have any Commitment, unless the Bank shall otherwise consent in writing, each Credit Party covenants and agrees as to itself, and, to the extent specifically stated, as to its Subsidiaries and each Joint Venture in which it has an interest that:

           Section 7.01. Liens. Each Credit Party shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist, whether directly or indirectly, any Lien on or with respect to any of its properties or assets, whether now held or hereafter acquired, except:

           (a) Liens created pursuant to this Agreement or any other Loan Document or other Liens in favor of the Bank;

           (b) Liens existing on the Effective Date and set forth on Exhibit 7.01(b);

           (c) Liens imposed by law, carriers', warehousemen's or mechanics' liens, and Liens to secure claims for labor, material or supplies arising in the ordinary course of business, but only to the extent that payment thereof shall not at the time be due or is being contested in good faith by appropriate proceedings diligently conducted and with respect to which appropriate reserves have been set aside in accordance with GAAP, and so long as the enforcement thereof has been stayed and such Liens do not individually or in the aggregate have a Material Adverse Effect;

           (d) Deposits or pledges to enable the Credit Parties and their Subsidiaries to exercise any privilege or license, deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts (other than those relating to borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, or in connection with contests, so long as such Liens do not individually or in the aggregate materially impair the value or materially interfere with the use of any property subject thereto or the operation of the usual business of the Credit Party(ies) involved and do not, in the aggregate exceed $1,000,000.00;

           (e) Liens for taxes, assessments, levies or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which appropriate reserves have been set aside in accordance with GAAP, and so long as the enforcement thereof has been stayed and such Liens do not individually or in the aggregate have a Material Adverse Effect;

           (f) Liens arising out of judgments or awards against a Credit Party, or any of its Subsidiaries with respect to which such Person shall be in good faith prosecuting an appeal or a proceeding for review, or Liens incurred by a Credit Party, or such Subsidiary for the purpose of obtaining a stay or discharge of any legal proceeding to which such Person is a party, provided, however, nothing herein is intended to waive any Event of Default that may result from any such judgment, award or proceeding under Section 8.01(k);

           (g) Liens consisting of encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines, pipelines and other similar purposes, zoning restrictions, restrictions on the use of real property and minor defects and irregularities in the title thereto, landlord's or lessor's Liens under leases to which a Credit Party, or any of its Subsidiaries is a party and other similar encumbrances, none of which has a Material Adverse Effect;

           (h) Rights of collecting banks having a right of set off, revocation, refund or chargeback with respect to money or instruments of a Credit Party or any of its Subsidiaries on deposit with or in the possession of such bank;

           (i) The right of first refusal of each shareholder of Prolerized Chicago Corporation to purchase any stock of such corporation offered for sale by any shareholder prior to the sale of such stock to any Person, all as more fully described in the bylaws of Prolerized Chicago Corporation and the Agreement dated August 2, 1962, as amended or otherwise modified, by and between the Borrower and M. S. Kaplan Company;

           (j) Liens to secure Indebtedness incurred in connection with the purchase of equipment for use in Borrower's day to day office operations not to exceed, in the aggregate during the term hereof, $250,000.00;

           (k)   Other Permitted Liens;

           (l) Liens on assets of Proler Environmental Services, Inc. (but not any other Credit Parties) to secure Indebtedness permitted by Section 7.02(d) hereof; and

           (m) Extensions, renewals or replacements of any Lien referred to in the foregoing clauses; provided, however, that no Lien arising or existing as a result of such extension, renewal or replacement shall be extended to cover any property not theretofore subject to the Lien being extended, renewed or replaced so as to violate this Agreement; and further provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement so as to violate this Agreement.

           Section 7.02. Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness as defined herein exclusive of those items described in subparagraph (g) of such definition except:

           (a) Indebtedness of the Credit Parties hereunder and under the other Loan Documents;

           (b) Indebtedness set forth in Exhibit 5.07 or as set forth in the financial statements referred to in Section 5.05;

           (c) Taxes, assessments or other governmental charges which are not yet delinquent or are being contested in good faith by appropriate action promptly initiated and diligently conducted, and in respect of which adequate reserves shall have been made therefor;

           (d) Indebtedness, whether in the form of loans, Capital Leases or other forms of Indebtedness, incurred by Proler Environmental Services, Inc., (but not any other Credit Party) in an aggregate original principal amount not to exceed $20,000,000.00, in connection with project financings, provided such Indebtedness shall be without recourse to any Credit Party other than Proler Environmental Services, Inc.;

           (e) Indebtedness of the Borrower, not to exceed $20,000,000.00, provided such Indebtedness is subordinate and inferior in all respects (including subsequent to the filing of any petition for relief under the U.S. Bankruptcy Code) to the Obligations on such terms and conditions and in such degree as the Bank shall approve in writing prior to the incurrence thereof, such approval not to be unreasonably withheld; and

           (f) Extensions, renewals and replacements (but not increases) of any Indebtedness referred to in the foregoing clauses.

           Section 7.03. Financial Covenants. (a) The Borrower shall not permit the ratio of (i) Consolidated Current Assets to (ii) Consolidated Current Liabilities to be less than 1.75 to 1.0 at the end of any fiscal quarter of the Borrower.

           (b) The Borrower shall not permit Consolidated Net Worth at any time to be less than $52,000,000.00.

           (c) The Borrower shall not permit EBITDA (i) for the fiscal quarter ending January 31, 1995 to be less than (-$600,000.00), (ii) for the period of the two consecutive fiscal quarters ending April 30, 1995 to be less than (-$400,000.00), (iii) for the period of the three consecutive fiscal quarters ending July 31, 1995 to be less than zero, (iv) for the period of the four consecutive fiscal quarters ending October 31, 1995 to be less than $1,000,000.00 and (v) for the period of the five consecutive fiscal quarters ending January 31, 1996 to be less than $2,000,000.00.

           Section 7.04. Consolidation, Mergers and Acquisitions; Fundamental Changes. Except as otherwise provided herein, including, without limitation, as provided in Section 7.09(g), the Borrower shall not, and shall not permit any of its Subsidiaries, other than actions by Proler Environmental Services, Inc., contemplated under Sections 7.02, 7.09 or 7.11 without the prior written consent of the Bank, to merge or consolidate with or acquire all or any part of the outstanding capital stock or assets of any other Person (other than purchases or other acquisitions of inventory and equipment in the ordinary course of business) or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or suffer a change in ownership directly or indirectly, except that the following shall be permitted:

           (a) any Credit Party (other than the Borrower) may merge into or consolidate with any Credit Party or with any other Subsidiary of any Credit Party, provided that a Credit Party is the survivor;

           (b) any Subsidiary of a Credit Party may merge into or consolidate with any other Subsidiary of any Credit Party, provided, that, if a wholly-owned Subsidiary of a Credit Party is a party to such merger or consolidation, a wholly-owned Subsidiary of a Credit Party is the survivor, and provided, further, that if the outstanding shares of stock of a Subsidiary that is a party to such a merger or consolidation are pledged to the Bank under the Pledge Agreement, then the shares of such surviving Subsidiary which are held by any Credit Party or any Subsidiary of a Credit Party shall be pledged to the Bank under the Pledge Agreement; and

           (c) the dissolution or liquidation of any of (i) Proler International Sales Corporation, Buffalo Steel Corporation, or Gulf Coast Metals, Inc. and (ii) any other Subsidiary which is not a Credit Party if immediately after such dissolution or liquidation of any such other Subsidiary, the Borrower and its consolidated Subsidiaries are not less creditworthy in the reasonable opinion of the Bank and provided the Bank has prior written notice thereon.

           Section 7.05. Transactions with Affiliates. Subject to Section 7.16 hereof and the Investments allowed under Section 7.09(g), the Credit Parties shall not, and shall not permit any of their Subsidiaries to, enter into, or be a party to, any transaction with any Affiliate (including any Joint Venture) except on terms and conditions as favorable (or more favorable) to such Credit Party or such Subsidiary than would be obtained in a comparable arm's length transaction between unrelated parties, provided, however, that the Credit Parties may deal with any Joint Venture as contemplated by Section 7.09(f) or the Joint Venture Agreements or any other joint venture agreements to which they are a party in accordance with past practice or within the bounds of good business judgment.

           Section 7.06. Use of Proceeds. No proceeds of any Advance or Letter of Credit shall be used by the Borrower for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock," within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. The Borrower shall not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of such Regulation U. The Borrower will not permit the proceeds of any Advance to be used for any purpose other than as set forth herein.

           Section 7.07. Compliance with ERISA. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) terminate any Plan so as to result in any liability to PBGC which could reasonably be expected to have a Material Adverse Effect, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan which would result in a liability for an excise tax or civil penalty in connection therewith which could reasonably be expected to have a Material Adverse Effect, (c) incur or suffer to exist any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived involving any Plan which could reasonably be expected to have a Material Adverse Effect or (d) allow or suffer to exist any event or condition, which presents a material risk of incurring a liability to PBGC by reason of termination of any such Plan which could reasonably be expected to have a Material Adverse Effect.

           Section 7.08. Limitation on Negative Pledge Clauses. The Credit Parties shall not, and shall not permit any of their Subsidiaries to, enter into any agreement with any Person other than the Bank which prohibits or limits the ability of the Credit Parties or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their property, assets or revenues, whether now owned or hereafter acquired, other than any such agreement entered into by Proler Environmental Services, Inc., but not any other Credit Party, in connection with the Indebtedness permitted by Section 7.02(d) hereof.

           Section 7.09. Investments. The Credit Parties shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Investments except:

           (a) Investments existing on the Effective Date and listed on Exhibit 7.09;

           (b) Investments on terms customary in the industry involved in the form of accounts receivable incurred, and Investments made in settlement of such accounts receivable, all in the ordinary course of business of the Credit Parties and their Subsidiaries;

           (c)   Permitted Investments;

           (d) stock or securities received in the settlement of debts (created in the ordinary course of business);

           (e) travel advances to officers and employees made in the ordinary course of business;

           (f)   Investments in Joint Ventures; and

           (g) Investments in the stock or assets of other Persons not to exceed
      (i) $2,500,000.00 in any one Person or any single transaction, provided, any such Investment up to $6,000,000.00 shall be permitted if made in or to Proler Environmental Services, Inc. by any other Credit Party for the purpose of funding the construction by Proler Environmental Services, Inc. or a non-Credit Party Affiliate thereof of a gasification plant for which no recourse exists to any other Credit Party or (ii) $6,000,000.00 outstanding with supplemental Investments to maintain such level allowed so long as no more than $6,000,000.00 is invested during any twelve-month period, computed on a rolling four (4) quarter basis, without the prior written approval of the Bank, such approval not to be unreasonably withheld; provided, that any Investment in or to Proler Environmental Services, Inc. referred to in clause (i) above shall be considered an Investment under this subsection (ii) and shall not serve to increase the total amount allowed in any twelve-month period.

           Section 7.10. Sale and Leaseback. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security as such property or rental obligations of the Borrower or such Subsidiary, other than leases entered into in connection with any project financed in whole or in part by Indebtedness permitted by Section 7.02(d), which together with all other Indebtedness incurred in respect of such project, shall not exceed $20,000,000.00 in the aggregate.

           Section 7.11. Capital Expenditures. The Borrower shall not incur Consolidated Capital Expenditures (exclusive of (A) any Consolidated Capital Expenditures attributable to capital expenditures made by the Borrower or Proler Environmental Services, Inc. in connection with any project financed in whole or in part by Indebtedness permitted by Sections 7.02(d), 7.02(e), 7.02(f) or 7.10, which expenditures shall be a part of, and may not exceed the amount permitted by Sections 7.02(d), 7.02(e) or 7.02(f) and (B) exclusive of Investments permitted by Section 7.09) in an aggregate amount in excess of $12,000,000.00 for any twelve-month period during the term of this Agreement, computed on a rolling four (4) quarter basis.

           Section 7.12. Limitation on Restrictions Affecting Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind, on the ability of any such Subsidiary to
(a) pay dividends or make any distributions on its capital stock or joint venture or partnership interests, (b) pay any indebtedness to the Borrower or any other Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any Subsidiary of the Borrower or (d) transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower, other than, in the case of each of the foregoing clauses (a) through (d), any such encumbrance or restriction created by Proler Environmental Services, Inc. in connection with any Indebtedness permitted by Section 7.02(d).

           Section 7.13. Restricted Payments. Except as contemplated or permitted by the Rights Agreement dated as of September 26, 1988, as amended or modified, the Borrower shall not directly or indirectly declare, order, pay, make or set apart any Restricted Payment; provided, that the Borrower may make Restricted Payments in the form of dividends on, and repurchases of, its own capital stock up to a maximum amount of $2,500,000.00 for each twelve-month period, computed on a rolling four (4) quarter basis.

           Section 7.14. Other Business. The Credit Parties will not engage, and will not permit any of their Subsidiaries to engage, in any lines of business other than the business in which they are engaged on the Effective Date and other activities incidental or related to such business, including, without limitation, lines of business relating to processing, treatment and disposal of waste streams and the sale, use or marketing of products produced in connection therewith or the licensing of technology in connection therewith.

           Section 7.15. Joint Venture Agreements. The Joint Venture Agreements shall not be modified, amended, terminated or otherwise affected without the prior written consent of the Bank, other than the Joint Venture Agreements for HPI, a New York partnership, and HPNJ, a New York partnership.

           Section 7.16. No Transfers to Affiliates. Other than as permitted by Sections 7.05 and 7.09, the Credit Parties shall not transfer to all of their Affiliates any assets, having a value in excess of $1,000,000 in the aggregate, during the term hereof, unless said transfer is paid for by said Affiliate with cash as of the time of the transfer.

                                 ARTICLE VIII

                             DEFAULT AND REMEDIES

           Section 8.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing, namely:

           (a) the Borrower shall fail to pay when due any installment of principal of or interest on any Advance or other amount due hereunder, under the Notes or any Loan Document to which it is a party; or

           (b) the Borrower shall fail to pay immediately upon demand by the Bank whether by application from the proceeds of an Advance pursuant to
      Section 2.20(c) or otherwise, the amount paid by the Bank pursuant to a draft presented under an Existing Letter of Credit or a Letter of Credit; or

           (c) any other Credit Party shall fail to pay any amount payable to the Bank by such Credit Party hereunder or under any other Loan Document to which it is a party when due thereunder; or

           (d) the Borrower shall fail to comply with or perform any covenant, agreement or condition in Article VII hereof; or

           (e) any Credit Party shall fail to perform any other term, covenant or agreement contained herein or in any other Loan Document to which it is a party which failure could reasonably be expected to have a Material Adverse Effect and such failure shall not have been remedied within thirty
      (30) days after the earlier of (i) the discovery thereof by the Credit Party or (ii) the receipt of written notice thereof by the Borrower from the Bank; or

           (f) any representation or warranty made by any Credit Party in any Loan Document to which it is a party or in any certificate, agreement, instrument or statement contemplated by or delivered pursuant to, or in connection with, any Loan Document shall prove to have been incorrect in any material respect when made; or

           (g) any Credit Party shall (i) fail to pay any Indebtedness having a principal amount in excess of $250,000.00 (other than the amounts referred to in subsections (a) and (b) of this Section 8.01) owing by such Person, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or (ii) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument evidencing, securing or relating to any such Indebtedness, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or to permit the holder or holders of such
Indebtedness to accelerate, the maturity of such Indebtedness; or

           (h) any Loan Document shall (other than with the consent of the Bank), at any time after its execution and delivery and for any reason, cease to be in full force and effect or to provide the Liens contemplated thereby, except for such provisions or Liens that the Bank determines are not material either individually or in the aggregate, or shall be declared to be null and void, or the validity or enforceability thereof or of the Liens contemplated thereby shall be contested by any Credit Party party to the Loan Documents or any such Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or

           (i) any Reportable Event that might constitute grounds for the termination of any Plan, or for the appointment by an appropriate United States district court of a trustee to administer any Plan, shall have occurred and be continuing for at least thirty (30) days, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, and, in any such event, the then-current value of such Plan's benefits guaranteed under Title IV of ERISA at the time shall exceed by more than $270,000.00 the then current value of such Plan's assets, allocable to such benefits at such time; or

           (j) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

           (k) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against such Credit Party under the federal bankruptcy laws as now or hereafter in effect; or

           (l) a final judgment or order for the payment of money in excess of $270,000.00 (net of acknowledged, uncontested insurance coverage) shall be rendered against any Credit Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or
      (ii) a stay
      of enforcement of such judgment or order by reason of a pending appeal or otherwise, shall not be in effect for any period of thirty (30) consecutive days; or

           (m) any single Person shall in a single transaction or a series of related transactions acquire control of more than 51% of the Borrower's capital stock;

then, (x) upon the occurrence of any Event of Default described in Section 8.01(j) or Section 8.01(k), (i) the Commitment shall automatically terminate and the Bank's obligation to issue Letters of Credit shall automatically terminate and (ii) the unpaid principal amount of and accrued interest on all Advances together with all other amounts owing by the Credit Parties under this Agreement, the Notes, the other Loan Documents and any other agreement or security document contemplated by or delivered in connection with this Agreement (including all L/C Obligations and Existing L/C Obligations) shall automatically become immediately due and payable without, in any case, presentment for payment, further demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (y) upon the occurrence of any other Event of Default, the Bank may, by notice to the Borrower, (i) declare the Commitment to be terminated, whereupon the same shall forthwith terminate and (ii) declare the entire unpaid principal amount of all Advances, all interest accrued and unpaid thereon and all other amounts payable by any Credit Party under this Agreement (including all L/C Obligations and Existing L/C Obligations), the Notes, the other Loan Documents and any other agreement or security document contemplated by or delivered in connection with this Agreement, to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment for payment, further demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Borrower. With respect to all Letters of Credit and Existing Letters of Credit as to which presentment for honor shall not have occurred at the time of an acceleration pursuant to clause
(x) or (y) above, the Borrower shall at such time deposit in a cash collateral account opened by the Bank an amount equal to the aggregate undrawn face amount of such Letters of Credit and Existing Letters of Credit. Amounts held in such cash collateral account shall be applied by the Bank to the payment of drafts drawn under such Letters of Credit and Existing Letters of Credit, and the unused portion thereof after all such Letters of Credit and Existing Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes and the other Loan Documents. After all such Letters of Credit and Existing Letters of Credit shall have expired or been fully drawn upon, all L/C Obligations and Existing L/C Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes and the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

           Section 8.02. Set-Off in Event of Default. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized, at any time and from time to time, without notice to the Borrower or any other Credit Party (any such notice being expressly waived by the Credit Party) and to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank or any branch, subsidiary or Affiliate of the Bank to or for the credit or the account of any Credit Party against any and all of the obligations of the Credit Parties, now or hereafter existing under this Agreement (including all L/C Obligations and Existing L/C Obligations), the Notes or the other Loan Documents to which each such Credit Party is a party, irrespective of whether or not the Bank shall have made any demand for satisfaction of such Obligations and although such Obligations may be unmatured. The Bank agrees to notify the Borrower promptly after any such set-off and application made by the Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of set-off) which the Bank may have hereunder or under any applicable law.


                                  ARTICLE IX

                                 MISCELLANEOUS

           Section 9.01. Amendments. No modification, amendment or waiver of any provision of this Agreement (including, without limitation, the Guaranty), the Notes or any other Loan Document, or consent to any departure by any Credit Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and each Credit Party party thereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           Section 9.02. Notices. All notices, consents, requests, approvals, demands and other communications (collectively, "Communications") provided for herein and in the other Loan Documents shall be in writing (including telecopied communications) and mailed, telecopied or delivered as follows:

      if to the Borrower or any other Credit Party to, or in care of--

           Proler International Corp.
           4265 San Felipe, Suite 900
           Houston, Texas 77027
           Attention:  Herman Proler
           Telecopy No.:  (713) 627-2737

      with a copy to:

           Mayor, Day, Caldwell & Keeton, L.L.P.
           700 Louisiana, Suite 1900
           Houston, Texas  77002
           Attn:  Gail Merel
           Telecopy No.:  (713) 225-7047
      if to the Bank --

           Texas Commerce Bank National Association
           712 Main Street
           Houston, Texas 77002
           Attention:  Stephen H. Oglesby or Curtis D. Karges
           Telecopy No.:  (713) 236-6004

      with a copy to:

           Andrews & Kurth L.L.P.
           4200 Texas Commerce Tower
           Houston, Texas 77002
           Attention:  Thomas J. Perich
           Telecopy No.: (713) 220-4285

or at such other address as the Bank or any Credit Party shall designate in a Communication to each of the other parties hereto. All Communications shall be effective, in the case of written or telecopied communications, three days after being deposited in the mail, or upon the date sent by telecopy or (in the case of Communications which are not mailed or telecopied) when delivered and (if a Communication is sent by telecopy or delivered) receipt thereof is confirmed, respectively, in each case addressed as aforesaid. Notwithstanding the foregoing, all Borrowing Requests shall not be effective until received by the Bank.

           Section 9.03. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses of the Bank in connection with (a) the administration of the Loan Documents, the Letters of Credit and the preparation, execution, delivery, filing, recording and administration of this Agreement, the Advances, the Notes, the Letters of Credit, the Existing Letters of Credit and the other Loan Documents and any other agreements or security documents delivered in connection with or pursuant to any of the Loan Documents, including the reasonable fees and out of pocket expenses of Andrews & Kurth L.L.P., counsel for the Bank and any local counsel who may be retained by such counsel, and the cost of any and all appraisals, surveys, environmental audits or studies subject to the limitations of Section 6.01(l), title insurance policies and similar items required hereby, (b) all reasonable costs and expenses, if any, incurred by the Bank in connection with the enforcement of this Agreement and the other Loan Documents and any other agreements or security documents executed in connection with or pursuant to any of the Loan Documents, including the reasonable fees and out of pocket expenses of counsel for the Bank and any local counsel who may be retained by such counsel, and (c) the reasonable costs and expenses in connection with the custody, preservation, use or operation of, or the sale of, or collection from, or other realization upon the collateral covered by any of the Loan Documents. The agreements of the Borrower contained in this Section shall survive the termination of the Commitment and the payment of all amounts owing by any Credit Party hereunder or under any of the other Loan Documents.

           Section 9.04. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Bank and their respective successors and assigns, except that no Credit Party may assign or transfer its respective rights hereunder without the prior written consent of the Bank.

           Section 9.05. Independence of Covenants. All covenants contained in the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

           Section 9.06. Survival of Representations and Warranties. All represen tations and warranties contained in this Agreement and the other Loan Documents, or made in writing by any Credit Party in connection herewith or therewith, shall survive the execution and delivery of this Agreement, the Notes, any Letters of Credit, the Existing Letters of Credit and the other Loan Documents. Any investigation by the Bank shall not diminish in any respect whatsoever its right to rely on such representations and warranties.

           Section 9.07. Separability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

           Section 9.08. No Waiver; Remedies. No failure on the part of the Bank to exercise, and any delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the Notes are cumulative and not exclusive of any remedies provided in any of the other Loan Documents or by law.

           Section 9.09. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

           Section 9.10. Governing Law. This Agreement, the Notes, the Letters of Credit, the Existing Letters of Credit and, unless otherwise specified therein, all other Loan Documents and all other documents executed in connection herewith or therewith, shall be deemed to be contracts and agreements executed by Credit Parties and the Bank under the laws of the State of Texas and of the United States and for all purposes shall be construed in accordance with, and governed by, the laws of the State of Texas and of the United States. Without limitation of the foregoing, nothing in this Agreement, the Notes or any other Loan Documents shall be deemed to constitute a waiver of any rights which the Bank may have under federal legislation relating to the rate of interest which the Bank may contract for, take, receive, reserve or charge in respect of the Term Loan, any Advance or any of the other Obligations. The Bank and the Borrower further agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are applicable to the determina tion of the Highest Lawful Rate with respect to the Obligations, the indicated (weekly) rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to the Obligations; provided, however, that to the extent permitted by such Article, the Bank may from time to time by notice from the Bank to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances outstanding under the Notes. The provisions of Chapter 15 of Subtitle 3 of the said Title 79 do not apply to this Agreement, the Notes or any transactions contemplated by any Loan Document.

           Section 9.11. Limitation on Interest. Each provision in this Agreement, the Notes the Letters of Credit, the Existing Letters of Credit and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Bank for the use, forbearance or detention of the money to be advanced under this Agreement, the Notes or any other Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in all events be less than that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Agreement, the Notes, the Letters of Credit, the Existing Letters of Credit or any other Loan Document to the contrary notwithstanding, the Borrower shall never be required to pay unearned interest on the Advances or any of the other Obligations or ever be required to pay interest on the Advances or any of the other Obligations at a rate in excess of the Highest Lawful Rate, or if the holder of any of the Advances or any of the other Obligations shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower under this Agreement, such Note and the other Loan Documents to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by the Borrower under this Agreement, such Note and other Loan Documents shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of such Note with the excess thereof, if any, refunded to the Borrower. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Bank under the Notes, this Agreement, the Letters of Credit, the Existing Letters of Credit or the other Loan Documents, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, and shall be made, to the extent permitted by usury laws applicable to the Bank (now or hereafter enacted), by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Obligations evidenced by the Notes all interest at any time contracted for, charged or received by the Bank in connection therewith. If at any time and from time to time, (x) the amount of interest payable to the Bank on any date shall be computed at the Highest Lawful Rate pursuant to this Section and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Bank would be less than the amount of interest payable to the Bank computed at the Highest Lawful Rate, then to the extent permitted by applicable usury law, the amount of interest payable to the Bank in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Bank shall equal the total amount of interest which would have been payable to the Bank if the total amount of interest had been computed without giving effect to this Section.

           Section 9.12. Indemnification. (a) The Borrower and each other Credit Party agrees to indemnify, defend and hold the Bank, as well as its officers, employees, agents, directors, shareholders, counsels and Affiliates (collectively, "Indemnified Persons") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, penalty, fine, response and remediation cost, stabilization cost, encapsulation cost, treatment, storage or disposal cost, groundwater monitoring or environmental sampling cost or any other reasonable cost or expense (including interest, penalties, reasonable attorneys', experts' or consultants' fees, and disbursements in connection with any investigative, administrative or judicial proceeding and amounts paid in settlement) (collectively, "Indemnified Liabilities") incurred by or asserted against any Indemnified Person arising out of, in any way connected with, or as a result of (i) the execution and delivery of this Agreement and the other Loan Documents, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including the making of the Commitment of the Bank) and consummation of the transactions contemplated hereby and thereby,
(ii) the actual or proposed use of the Letters of Credit, the Existing Letters of Credit or the proceeds of the Advances, (iii) any past, present or future violation by Borrower, any of its Subsidiaries, any operator who is not an Indemnified Person of the Mortgaged Properties, or any other Person (other than any Indemnified Person) of any requirement of law, including Environmental Laws, with regard to the ownership, operation, use or occupancy of the Mortgaged Properties occurring at any time prior to the repayment in full of the Advances and the other Obligations, (iv) solely insofar as any of the following arises out of any Mortgaged Property, the past, present or future treatment, storage, disposal, generation, use, transport, movement, migration, presence, release, spill or emission of any pollutants, contaminants, Hazardous Materials, or hazardous or toxic substances or wastes into or onto soil, land, surface water, ground water, watercourses, publicly owned treatment works, drains, sewer systems, wetlands or septic systems occurring at any time prior to the repayment in full of the Advances and the other Obligations, (v) ownership by the Bank of any real or personal property following rightful foreclosure under the Security Documents, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from the presence or release of any Hazardous Materials in, on or under such property during the period owned, leased or operated by the Borrower or any of its

Subsidiaries, including, without limitation, losses, liabilities, damages, judgments, claims, deficiencies or expenses which are imposed under Environmental Laws upon Persons by virtue of their ownership, (vi) foreseeable consequential or punitive damages incurred as a result of any matter or claim described above or (vii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Person is a party thereto.

           (b) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS BUT IN ALL EVENTS SUBJECT TO SUBPARAGRAPH (C) OF THIS
SECTION 9.12, IT IS THE EXPRESS INTENTION OF THE BORROWER AND THE OTHER CREDIT PARTIES THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS OR REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH INDEMNIFIED PERSON. THE OBLIGATIONS OF THE BORROWER AND THE OTHER CREDIT PARTIES UNDER THIS SECTION 9.12 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE COMMITMENT AND THE REPAYMENT OF THE OBLIGATIONS.

           (c) Notwithstanding any other provision of this Agreement or any other Loan Document or any other document or instrument, in no event shall any Credit Party be liable in any manner with respect to any or all Indemnified Liabilities to the extent arising from any acts or omissions constituting gross negligence or willful misconduct on the part of any Indemnified Person.

           (d) With respect to all Indemnified Liabilities relating to any Mortgaged Property or any Hazardous Material or any Environmental Law, notwithstanding any other provision of this Agreement or any other Loan Document or any other document or instrument, no Credit Party shall be liable (x) for any acts of any Indemnified Person or of any Person acting on behalf of or at the direction of any Indemnified Person, or (y) in the event that any Indemnified Person, or any Person acting on behalf of or at the direction of any Indemnified Person, is judicially or administratively determined to be a Person having management participation or otherwise exercising control within the meaning of the Environmental Laws in effect on the date of this Agreement, for any omission of any Indemnified Person or any omission of any Person acting on behalf of, or at the direction of any Indemnified Person, or (z) for any act or omission of any Person occurring from and after the date on which none of the Credit Parties holds title to such Mortgaged Property; provided, however, that this clause (z) shall not release any Credit Party from any liability which it would otherwise have under this subparagraph (d) for conditions arising prior to said date as to which any Indemnified Liability is asserted subsequent to said date.

           Section 9.13. Notice and Defense of Claims. (a) The Credit Parties shall give prompt notice to the Bank of:

           (i) their receipt of any correspondence, demand, notice, order, complaint, notice of violation, assessment, claim or request for information issued pursuant to or under color of any Environmental Laws or which refers to any Hazardous Materials from any federal, state or local governmental authority or from any private party or organization with respect to the Mortgaged Properties, any operator of the Mortgaged Properties or any Credit Party, which, in the reasonable good faith judgment of the Credit Parties, is likely to result in a Material Adverse Effect;

           (ii) the institution of any claim, suit, action, investigation or administrative or judicial proceeding or action (formal or informal) of which the Credit Parties are aware, brought with regard to the condition, use, ownership, operation, occupancy or maintenance of the Mortgaged Properties under the Environmental Laws or relating to Hazardous Materials which claim, suit, action, investigation or administrative or judicial proceeding or action, in the reasonable good faith judgment of the Credit Parties, is likely to result in a Material Adverse Effect; and

           (iii) the discovery or detection, of which the Credit Parties are aware, by any Person, of Hazardous Materials on the Mortgaged Properties which, in the reasonable good faith judgment of the Credit Parties, is likely to result in a Material Adverse Effect.

           (b) The Credit Parties shall retain the exclusive right, at their option, to compromise, settle or defend, at their expense and with their own counsel, any Indemnified Liabilities; provided, however, that the Credit Parties shall provide the Bank with all such copies of documents and pleadings relating to such Indemnified Liabilities as the Bank may reasonably request; provided, further, that in the case of any action in which any Indemnified Person is a named party thereto, such counsel retained by the Credit Parties shall be reasonably acceptable to such Indemnified Person. In the case of any such action in which an Indemnified Person is a named party thereto, the Credit Parties, at the request of such Indemnified Person, shall keep such Indemnified Person apprised of all matters relevant to such action and such Indemnified Person shall have the full right, at its own expense, to participate, through counsel or otherwise, in all meetings and proceedings with adverse parties or governmental authorities (other than any confidential meetings unrelated to claims against such Indemnified Person); provided, however, that if any of the Credit Parties give notice in writing to such Indemnified Person that the Credit Parties do not intend, for whatever reason, to defend any such action, then such Indemnified Person may prosecute its own defense or response with its own counsel and the reasonable fees of such counsel shall be at the expense of the Credit Parties for that portion of the action relating to any Indemnified Liabilities if: (x) such Indemnified Person shall prosecute such defense or response diligently and in an appropriate manner and (y) such Indemnified Person, at the request of any of the Credit Parties, shall keep the Credit Parties apprised of all matters relevant to such action; provided, further, that in the event that such Indemnified Person does not consent to any settlement or compromise proposed by the parties to such action and acceptable to the Credit Parties, then the liability of the Credit Parties under Sections 9.12 and 9.13 of this Agreement for any Indemnified Liabilities shall not exceed that liability which the Credit Parties would have had if such Indemnified Person had consented to such settlement or compromise.

           (c) Upon the occurrence of any of the events contemplated by subsection (a) above relating to any Mortgaged Property, the Bank shall have (but need not exercise) the right to retain, at its own expense, consultants and specialists of the Bank's choice to assess the necessity for and appropriateness of the investigation, removal, remediation, encapsulation or other treatment of any Hazardous Materials found on the Mortgaged Properties. If the Bank reasonably determines that any such activities are necessary and appropriate to prevent the occurrence of a Material Adverse Effect, it shall deliver written notice to the Credit Parties of the basis of such determination, describing such activities with reasonable specificity. Upon receipt of such notice, and if such activities are required by law, the Credit Parties will diligently, and in a reasonable manner, undertake and complete such activities to the Bank's reasonable satisfaction, at the Credit Parties' sole expense.

           (d) The Indemnified Persons shall give prompt written notice to the Credit Parties of any claim against the Indemnified Persons which might give rise to a claim by the Indemnified Persons against the Credit Parties under
Section 9.12.

           Section 9.14. Limitation by Law. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or any other Loan Document invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

           Section 9.15. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

               (i) the singular number includes the plural number and vice versa;

               (ii) reference to any gender includes each other gender;

               (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

               (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

               (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

               (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

               (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

               (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding";

               (ix) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

               (x) whenever any accounting computation is required to be made, for purposes hereof, such computation shall be made in accordance with GAAP.

           (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

           (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

           Section 9.16. Waiver of Texas Deceptive Trade Practices Act. Each Credit Party hereby waives all rights, remedies, claims, demands and causes of action based upon or related to the Texas Deceptive Trade Practices-Consumer Protection Act as described in Section 17.41 et seq. of the Texas Business & Commerce Code, as the same pertains or may pertain to any of the Loan Documents or any of the transactions contemplated therein, to the maximum extent that such rights, etc. may lawfully and effectively be waived. In furtherance of this waiver, each undersigned obligor under the Loan Documents hereby represents and warrants that (a) each such Credit Party has assets of $5,000,000.00 or greater according to its most recent financial statement prepared in accordance with GAAP and has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of a transaction, (b) each such Credit Party is represented by legal counsel in connection with the negotiation, execution and delivery of the Loan Documents and (c) no such Credit Party considers itself to be in a significantly disparate bargaining position with respect to the Loan Documents.

           Section 9.17. Releases. Each Credit Party hereby releases, discharges and acquits forever the Bank and its officers, directors, trustees, agents, employees and counsel (in each case, past, present or future) from any and all Claims existing as of the date hereof (or the date of actual execution hereof by the applicable person or entity, if later). As used herein, the term "Claim" shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses (including court costs, penalties, attorneys' fees and disbursements and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise arising out of this transaction, the transaction contemplated by the 1993 Agreement, and all related documents, transactions and events.

           Section 9.18. Final Agreement of the Parties. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

           Section 9.19. Effect of Agreement. This Agreement shall in its entirety constitute an amendment and restatement of the 1993 Agreement in complete replacement and substitution of the 1993 Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                         BORROWER:

                                         PROLER INTERNATIONAL CORP.


                                         By:  /s/ M.F. Loy
                                            ---------------------------
                                         Name:  M. F. Loy
                                         Title: Vice President - Finance

                                         GUARANTORS:


                                         PROLERIZED STEEL CORPORATION


                                         By:  /s/ M.F. Loy
                                             -----------------------------------
                                         Name:  M. F. Loy
                                         Title: Vice President - Finance



                                         PROLERIDE TRANSPORT SYSTEMS, INC.


                                         By:  /s/ M.F. Loy
                                             -----------------------------------
                                         Name: M. F. Loy
                                         Title: Vice President - Finance


                                         PROLER RECYCLING, INC.


                                         By:  /s/ M.F. Loy
                                             -----------------------------------
                                         Name: M. F. Loy
                                         Title: Vice President - Finance



                                         PROLER ENVIRONMENTAL
                                            SERVICES, INC.


                                         By:  /s/ M.F. Loy
                                             -----------------------------------
                                         Name: M. F. Loy
                                         Title: Vice President - Finance



                                         BANK:

                                         TEXAS COMMERCE BANK NATIONAL
                                            ASSOCIATION


                                         By:  /s/ C.D. Karges
                                             -----------------------------------
                                         Name: Curtis D. Karges
                                         Title: Senior Vice President